UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INDEPENDENT BANK CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2011

Dear Fellow Shareholder:

I am pleased to invite you to our 2011 Annual Shareholders Meeting, which will be held at 10:00 a.m. on Thursday, May 19, 2011 at the Holiday Inn-Rockland-Boston South in Rockland, Massachusetts. The formal meeting notice and proxy statement on the following pages contain information about the meeting.

In accordance with rules approved by the Securities and Exchange Commission, we are sending a Notice of Availability of Proxy Materials and will provide access to our proxy materials over the internet beginning on or about April 6, 2011 for the holders of record and beneficial owners of our common stock as of the close of business on March 30, 2011, the record date for our Annual Shareholders Meeting.

Whether or not you plan to attend, you can insure that your shares are represented at the meeting by promptly voting and submitting your proxy. Voting procedures are described in the proxy statement and on the proxy form. Your vote is important, so I urge you to cast it promptly.

Cordially,

Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Rockland Trust Company

DIRECTIONS TO ANNUAL MEETING

DRIVING DIRECTIONS

From Boston and Points North:

➢ Take Route 93 South to Route 3 South

➢ Take Exit 14 (Rockland, Nantasket) off Route 3

➢ At the end of the exit ramp bear right onto Hingham Street (Route 228)

➢ The Holiday Inn-Rockland-Boston South is located approximately 0.4 miles on the left behind Bellas Restaurant.

From Cape Cod:

➢ Take Route 3 North to Exit 14 (Rockland, Nantasket)

➢ At the end of the exit ramp turn left onto Hingham Street (Route 228)

➢ The Holiday Inn-Rockland-Boston South is located approximately 0.7 miles on the left behind Bellas Restaurant.

NOTICE OF ANNUAL SHAREHOLDERS MEETING

The Annual Shareholders Meeting of Independent Bank Corp. will be held at the

HOLIDAY INN-ROCKLAND-BOSTON SOUTH
929 Hingham Street
Rockland, Massachusetts 02370
on May 19, 2011 at 10:00 a.m.

At the annual meeting Independent Bank Corp. will ask you to:

(1)	Reelect William P. Bissonnette, Daniel F. O’Brien, Christopher Oddleifson, Robert D. Sullivan and Brian S. Tedeschi to serve as Class III Directors;

(2)	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011;

(3)	Add 850,000 shares of our common stock to the shares which may be issued pursuant to our 2005 Employee Stock Plan;

(4)	Consider an advisory vote on the compensation of our named executive officers;

(5)	Consider an advisory vote on whether shareholders should be requested to provide an advisory vote on the compensation of our named executive officers every one, two, or three years; and,

(6)	Transact any other business which may properly come before the annual meeting.

You may vote at the annual meeting if you were a shareholder of record at the close of business on March 30, 2011.

Important Notice Regarding Internet Availability of Proxy Materials for May 19, 2011 Shareholder Meeting: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2010 are available at www.envisionreports.com/INDB.

By Order of the Independent Bank Corp. Board of Directors

Linda M. Campion
Clerk
Rockland, Massachusetts
April 5, 2011

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN! Whether or not you plan to attend the annual meeting, please promptly vote your shares. Voting procedures are described in the proxy statement and on the proxy form.

INDEPENDENT BANK CORP. PROXY STATEMENT

2011 PROXY STATEMENT

THE ANNUAL MEETING AND VOTING PROCEDURES

This proxy statement contains information about the 2011 Annual Meeting of Shareholders of Independent Bank Corp. The meeting will be held on Thursday, May 19, 2011, beginning at 10:00 a.m. at the Holiday Inn — Rockland — Boston South, 929 Hingham Street, Rockland, Massachusetts. Independent Bank Corp. is, for ease of reference, sometimes referred to in this proxy statement as the Company. Rockland Trust Company, our wholly-owned bank subsidiary, is for ease of reference sometimes referred to in this proxy statement simply as Rockland Trust.

What is the purpose of the annual meeting?

At the annual meeting shareholders will vote upon the matters that are summarized in the formal meeting notice. This proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.

Who can vote?

Shareholders of record at the close of business on March 30, 2011 are entitled to vote. Each share of common stock is entitled to one vote at the annual meeting. On March 30, 2011, 21,396,768 shares of our common stock were outstanding and eligible to vote.

How do I vote?

If you are a registered shareholder (that is, if you hold shares that are directly registered in your own name) you have four voting options:

•	Over the internet, which we encourage if you have internet access, at the internet address shown on your proxy form;

•	By telephone, by calling the telephone number on your proxy form;

•	By mail, by completing, signing, dating, and returning your proxy form; or

•	By attending the annual meeting and voting your shares in person.

If your shares are held in the name of a bank, broker, or other nominee, which is referred to as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker, or other nominee that holds your shares. Although most banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other nominee that holds your shares and present that proxy, along with proof of your identity, at the meeting.

Can I change my vote?

You may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing a written notice of revocation with our clerk at least one business day prior to the meeting, (ii) submitting a duly executed proxy bearing a later date which is received by our clerk at least one business day prior to the meeting, or (iii) by appearing at the meeting in person and giving our clerk proper written notice of his or her intention to vote in person.

If your shares are held in street name, you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker, or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person.

Who is asking for my vote?

The Independent Bank Corp. Board of Directors (the “Board”) is requesting your vote. We filed this proxy statement with the United States Securities and Exchange Commission on April 6, 2011 and the Board anticipates that it will be made available via the internet on or about April 6, 2011.

What are your voting recommendations?

The Board recommends that you vote as follows:

(1) “FOR ALL NOMINEES” with respect to the reelection of William P. Bissonnette, Daniel F. O’Brien, Christopher Oddleifson, Robert D. Sullivan and Brian S. Tedeschi as Class III Directors.

(2) “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

(3) “FOR” the proposal to add 850,000 shares of our common stock to the shares which may be issued pursuant to the 2005 Employee Stock Plan.

(4) “FOR” the advisory vote on the compensation of our named executive officers.

(5) For “THREE YEARS” with respect to the advisory vote on whether shareholders should be requested to provide an advisory vote on the compensation of our named executive officers every one, two, or three years.

Each proxy that the Board receives that is not timely revoked, in writing, will be voted in accordance with the instructions it contains. The Board will only use proxies received prior to or at the annual meeting and any adjournments thereof. Upon such other matters as may properly come before the meeting, the persons appointed as proxies will vote in accordance with their best judgment.

How many votes are needed?

Assuming a quorum is present, the amount of votes required for approval of the matters to be considered is as follows:

•	A plurality of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our meeting the maximum number of Class III directors to be elected is five.

•	A majority of votes cast by shareholders present, in person or by proxy, and voting on such matter is required to approve the ratification of the appointment of our independent registered accounting firm.

•	A majority of votes cast by shareholders present, in person or by proxy, and voting on such matter is required to increase the shares which may be issued pursuant to the 2005 Employee Stock Plan.

•	A majority of votes cast by shareholders present, in person or by proxy, and voting on such matter is required to approve the advisory proposal on the compensation of our named executive officers.

•	A plurality of votes cast by shareholders present, in person or by proxy, at the annual meeting is required to decide the advisory proposal on how often advisory votes regarding the compensation of our named executive officers will occur.

Abstentions (a proxy that withholds authority to vote) and broker non-votes are disregarded for purposes of determining whether a proposal has been approved.

Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors is no longer considered a “routine” matter. The vote to add shares to our 2005 Employee Stock Plan and the advisory votes regarding executive compensation are also not considered “routine” matters. As a result, if you do not instruct your bank, broker, or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on that proposal and a broker “non-vote” will occur.

Who can attend the meeting?

Shareholders of record as of March 30, 2011 may attend the meeting, and may be accompanied by one guest. Even if you plan to attend the annual meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and proof of your identity with you.

How many shareholders need to attend the meeting?

In order to conduct the meeting, a majority of shares entitled to vote as of the record date, or at least 10,698,385 shares, must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Where can I find the voting results from the meeting?

The voting results will be reported in a Form 8-K, which will be filed with the United States Securities and Exchange Commission within four business days after the end of the meeting.

Householding of annual meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household. Please vote all proxy cards enclosed in such a package. We will promptly deliver a separate copy of the proxy statement or proxy card to you if you contact us at the following address or telephone number: Clerk, Independent Bank Corp., 288 Union Street, Rockland Massachusetts 02370; telephone: (781) 982-6243. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address or telephone number above.

Participation in householding will not affect or apply to any of your other stockholder mailings, such as dividend checks, Forms 1099, or account statements. Householding saves us money by reducing printing and postage costs, and it is environmentally friendly. It also creates less paper for participating stockholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1)

The Company’s articles of organization provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years.

Directors continue to serve until their three-year term expires and until their successors are elected and qualified, unless they earlier reach the mandatory retirement age of 72, die, resign, or are removed from office. One class of directors is elected annually.

The Nominating and Corporate Governance Committee of the Board, which we sometimes refer to in this proxy statement simply as the nominating committee, selects director nominees to be presented for shareholder approval at the annual meeting, including the nomination of incumbent directors for reelection and the consideration of any director nominations submitted by shareholders. For information relating to the nomination of directors by our shareholders, see “Board of Directors Information — Shareholder Director Nominations” below.

All director candidates are evaluated in accordance with the criteria set forth in the Company’s Governance Principles, which may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com)1, with respect to director qualifications. While the Board and the nominating committee have no specific policy with regard to the consideration of diversity for director nominees, in evaluating the qualifications of potential new directors the Board has historically considered a set of recruitment criteria intended to, based upon the characteristics of the then current Board, take Board diversity with respect to personal attributes and characteristics, professional experience, skills, and other qualifications into account in the director selection process.

The nominating committee has nominated the following directors, whom we refer to in this proxy statement as the board nominees, for reelection at the annual meeting to the class of directors whose terms will expire at the 2014 annual meeting. In nominating each of the board nominees for reelection, the nominating committee determined that the board nominees possess the specific experience, qualifications, attributes, and skills described below to serve as a director of a bank holding company such as the Company and a commercial bank such as Rockland Trust. For purposes of this proxy statement the ages of the board nominees, and our other directors, have been computed as of our annual meeting date.

Board Nominees: Class III Directors (Nominees for Term Expiring in 2014):

William P. Bissonnette. Age 65.  Mr. Bissonnette is a certified public accountant and has for at least the last five years been a partner in the firm of Little & Bissonnette, CPAs located in Holliston, Massachusetts. Mr. Bissonnette has served as a director of Rockland Trust and the Company since 2009. Mr. Bissonnette previously served as a director and Chair of the compensation committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until April 10, 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. The nominating committee has determined that Mr. Bissonnette is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of another bank, and his designation as a certified public accountant.

Daniel F. O’Brien. Age 55.  Mr. O’Brien is a certified public accountant and, for at least the last five years, has been owner and president of O’Brien, Riley and Ryan, a CPA firm located in Westwood, Massachusetts. Mr. O’Brien is also the manager of State Street Wealthcare Advisors, LLC, a financial services company, and State Street Consulting, LLC, a computer services consulting firm. Mr. O’Brien is also a practicing attorney. Mr. O’Brien has served as a director of Rockland Trust and the Company since 2009. Mr. O’Brien previously served as a director and member of the audit committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned

1 We have included references to the Rockland Trust website address at different points in this proxy statement as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not incorporated by reference into this proxy statement.

subsidiary Benjamin Franklin Bank until April 10, 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Mr. O’Brien also previously served as a director of Chart Bank until it was merged with and into Benjamin Franklin Bank, and served as chair of the Chart Bank audit committee. The nominating committee has determined that Mr. O’Brien is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of other banks, and his designation as a certified public accountant.

Christopher Oddleifson. Age 52.  Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia. Mr. Oddleifson has served as a director of Rockland Trust and the Company since 2003. The nominating committee has determined that Mr. Oddleifson is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Robert D. Sullivan. Age 69.  Mr. Sullivan has, for at least the last five years, been the President of Sullivan Tire Co, Inc., a retail and commercial tire and automotive repair service with locations throughout Massachusetts, Maine, New Hampshire, Connecticut and Rhode Island. Mr. Sullivan has served as a director of Rockland Trust since 1979 and as a director of the Company since 2000. The nominating committee has determined that Mr. Sullivan is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Brian S. Tedeschi. Age 61.  Mr. Tedeschi is a retired real estate developer and, for at least the last five years, has been a Director of Tedeschi Food Shops, Inc. Mr. Tedeschi has also been, for part of the last five years, the Chairman of the Board of Tedeschi Realty Corporation, a real estate development company in Rockland, Massachusetts. Mr. Tedeschi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1991. The nominating committee has determined that Mr. Tedeschi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the reelection of the board nominees. Each of the board nominees has consented to serve, and we have no reason to believe that any of the board nominees will be unable to serve. If, however, any of the board nominees should not be available for election at the time of the annual meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

The nominating committee therefore unanimously recommends that you vote
FOR all nominees and reelect the board nominees. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2)

The audit committee has appointed the firm Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for 2011. While we are not required to have shareholders ratify the selection of E&Y as our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of E&Y for ratification by shareholders as a matter of good corporate practice.

The following table shows the fees paid or accrued by us for professional services provided by E&Y during 2010 and 2009:

	2010	2009

Audit Fees:	$560,563	$543,000
All Other Fees:
Anti-fraud program assessment	—	6,500

Total:	$560,563	$549,500

The audit committee has considered the nature of the other services provided by E&Y and determined that they are compatible with the provision of independent audit services. The audit committee has discussed the other services with E&Y and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities Exchange Commission to implement the Sarbanes-Oxley Act of 2002.

The Board recommends that shareholders vote in favor of ratifying E&Y as our independent registered public accounting firm. If shareholders do not ratify selection of our independent registered public accounting firm, the audit committee will reconsider the appointment of E&Y at the appropriate time. We anticipate, however, that there would be no change in our independent registered public accounting firm made this year if shareholders do not ratify the selection of E&Y because of the practical difficulty and expense associated with making such a change mid-year. Even if shareholders ratify the selection of E&Y the audit committee may, in its discretion, change our independent registered public accounting firm at any time if it determines that it would be in the best interests of the Company to do so.

An E&Y representative is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board unanimously recommends that you vote FOR the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Add 850,000 Shares To The Amount Which May Be Issued
Pursuant To The 2005 Employee Stock Plan (Proposal 3)

In 2005 the Board adopted the Company’s 2005 Employee Stock Plan, which was subsequently approved by our shareholders. A total of 800,000 shares of our common stock were reserved for issuance under the 2005 Employee Stock Plan. Under the 2005 Employee Stock Plan, incentive stock options (meeting the requirements of Section 422 of the Internal Revenue Code), non-statutory options (not intended to meet those requirements), and/or restricted stock awards may be granted to persons who are, at the time of grant, employees of the Company or any subsidiary of the Company.

As of December 31, 2005, the end of the year in which the 2005 Employee Stock Plan was approved, the Company had approximately $3 billion in total assets and 15,534,090 in diluted average shares. As of December 31, 2010, the most recent year end, the Company has approximately $4.7 billion in total assets and 21,238,482 in diluted average shares. As the Company has grown over the last five years most of the 800,000 shares originally reserved under the 2005 Employee Stock Plan have been granted to employees through stock options and restricted stock awards.

On March 17, 2011, the Board authorized, subject to shareholder approval, reserving an additional 850,000 shares of our common stock for grants under the 2005 Employee Stock Plan by increasing the number of shares of common stock reserved for issuance under the 2005 Plan from 800,000 to 1,650,000. The 2005 Employee Stock Plan was not otherwise amended, and all of its other provisions remain in full force and effect. The Board believes that increasing the number of shares which may be issued pursuant to the 2005 Employee Stock Plan will benefit the Company and prove helpful in attracting, retaining, and motivating valued employees.

Approval of this proposal will increase the number of shares authorized for grant but will not change any other provision of the 2005 Employee Stock Plan. The following features of the 2005 Employee Stock Plan will therefore continue to protect the interest of our stockholders:

•	Administration by a committee of independent directors.

•	A fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.

•	A limitation, pursuant to section 162(m) of the Internal Revenue Code, that no participant may receive restricted stock or stock options of more than 75,000 shares in any fiscal year.

•	Exercise price that must be at least 100% of fair market value on the date a stock option is granted.

•	A requirement for stockholder approval of any plan amendment required under current NASDAQ standards.

The summary of the 2005 Employee Stock Plan that follows does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 Employee Stock Plan, a copy of which as proposed to be amended is attached hereto as Exhibit A and is incorporated by reference into this proposal:

Purpose

The purpose of the 2005 Employee Stock Plan is to provide the Company and its shareholders the benefits arising from common stock ownership by employees of the Company and its subsidiaries who are expected to contribute to our future growth and success through the granting of stock option and restricted stock awards.

Administration of the 2005 Employee Stock Plan

The 2005 Employee Stock Plan is administered by a committee of two or more “outside directors” and one “non-employee” director. Subject to the provisions of the 2005 Employee Stock Plan, the administrator of the 2005 Employee Stock Plan has authority in its discretion to: (1) determine fair market value of our common stock, (2) select employees to who awards may be granted, (3) determine the number of shares covered by awards, (4) approve forms of agreements for use under the 2005 Employee Stock Plan, (5) determine the terms and conditions of awards, (6) prescribe, amend or rescind rules and regulations relating to the 2005 Employee Stock

Plan, and (7) construe and interpret the terms of the 2005 Employee Stock Plan and awards granted pursuant to the 2005 Employee Stock Plan.

Shares Subject to the Plan

As proposed to be amended, the 2005 Employee Stock Plan authorizes the issuance of either stock options or restricted stock awards for up to 1,6500,000 shares of common stock. Shares issuable under the 2005 Employee Stock Plan as restricted stock awards or stock options may be authorized and unissued or shares previously issued that we have reacquired. Any shares subject to grants under the 2005 Employee Stock Plan which expire or are terminated, forfeited, or canceled without having been exercised or vested in full, shall be available for new grants.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2005 Employee Stock Plan provides that no participant may receive restricted stock or stock options exercisable for more than 75,000 shares in any fiscal year of the 2005 Employee Stock Plan. Shareholder approval of this proposal will constitute shareholder approval of this limitation for Section 162(m) purposes.

Eligibility

Any employee of Independent Bank Corp., or any of its subsidiaries, including Rockland Trust, may be selected by the Board to receive awards under the 2005 Employee Stock Plan. Each award is designated a stock option award or a restricted stock award by the Board or, if appointed, the committee.

Terms and Conditions of Awards

Types of Awards.  Awards may be granted under the 2005 Employee Stock Plan as incentive stock options, non-statutory options, time vesting restricted stock awards, or performance vesting restricted stock awards, or a combination thereof. Subject to the overall maximum limits on awards listed in the 2005 Employee Stock Plan, there are no restrictions on the amount of awards that may be granted as options or restricted stock under the 2005 Employee Stock Plan.

Exercise Price.  The exercise price for shares issued upon exercise of options or restricted stock awards will be determined by the 2005 Employee Stock Plan administrator. The exercise price of incentive stock options may not be less than 100% of the fair market value on the date the option is granted. The exercise price of incentive stock options granted to a 10% or greater shareholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration Upon Exercise of Options.  The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The 2005 Employee Stock Plan permits payment to be made by cash, check, or, if permitted in the option agreement, by other shares of our common stock.

Term.  The term of an option may be no more than ten years from the date of grant, except that the term of an option granted to a 10% or greater shareholder may not exceed five years from the date of grant. The term of vesting of restricted stock awards may be no less than one year, for performance vesting awards, and no less than three years for time vesting awards.

Right of Repurchase.  Restricted stock agreements or option agreements may contain provisions allowing us to repurchase the shares sold upon the termination of the participant’s employment or upon the failure to satisfy any performance objectives or other conditions specified therein.

Other Provisions.  The stock option agreement or restricted stock agreement for each grant of stock options or restricted stock may contain other terms, provisions, and conditions not inconsistent with the 2005 Employee Stock Plan, as may be determined by the 2005 Employee Stock Plan administrator.

Adjustments

The number of shares available under the 2005 Employee Stock Plan, the maximum limits on awards, and the number of shares subject to outstanding awards will be adjusted to reflect any merger, consolidation, or business reorganization in which the Company is the surviving entity and to reflect any stock split, stock dividend or other event generally affecting the number of shares of common stock. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, outstanding options may be assumed by the surviving entity, accelerated upon notice to the holder, or cancelled, so long as the award holder receives payment to the value of the canceled awards.

Limitations on Transferability

Incentive stock options granted under the 2005 Employee Stock Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or the laws of descent and distribution following the participant’s death. Non-statutory stock options and restricted stock awards may be transferred pursuant to a qualified domestic relations order, by will or the laws of intestacy, to any member of the optionee’s family or as may determined by the 2005 Employee Stock Plan administrator.

Amendment and Termination

The Board may at any time amend, alter, suspend, or terminate the 2005 Employee Stock Plan. The Board will obtain shareholder approval of any 2005 Employee Stock Plan amendment to the extent necessary and desirable to comply with applicable law. Any amendments to the 2005 Employee Stock Plan or to any stock option or restricted stock agreements that would change the class of eligible employees, increase the number of awards that may be granted to any person or in total, reduce the minimum option price or reduce the exercise price of any outstanding award must first be approved by the shareholders. No amendment, alteration, suspension, or termination of the 2005 Employee Stock Plan shall impair the rights of any participant, unless mutually agreed in writing.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of awards under the 2005 Employee Stock Plan. Any descriptions of the provisions of any law, regulation, or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or the policies of various taxing authorities may have a significant effect on this summary.

A participant who receives incentive stock options will recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such incentive stock options. However, when a participant exercises an incentive stock option, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income. Provided that the participant makes no disposition of the shares before the later of the expiration of the two-year period from the date of grant of the option pursuant to which such shares were transferred, or the expiration of the one-year period from the date of transfer of such shares to the participant, gains on disposition of the shares acquired upon exercise of the incentive stock options will be taxable as long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. We will not be entitled to a tax deduction arising from the exercise of an incentive stock option if the employee qualifies for such long-term capital gain treatment. If the participant is not entitled to long-term capital gain treatment on the disposition of the shares, then we will be entitled to a deduction equal to the excess of the fair market value of the shares on the day the option was exercised over the amount paid for the shares.

A participant who receives non-statutory stock options will not recognize taxable income for federal income tax purposes at the time a non-statutory stock option is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon the exercise of the non-statutory stock options. The participant’s basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of shares obtained upon exercise of a non-statutory stock option in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

A participant who receives restricted stock awards under the 2005 Employee Stock Plan will not recognize taxable income for federal income tax purposes at the time such restricted stock award is granted. Once the award is vested and the shares are distributed, the participant will generally be required to include in ordinary income for the taxable year in which the vesting date occurs an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction for compensation expense in a like amount.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards under the 2005 Employee Stock Plan. State and local tax consequences may also be significant.

Current Grants

Stock options and restricted stock awards under the 2005 Employee Stock Plan are discretionary and the Board has not yet determined whom awards will be made to and the terms and conditions of any awards that will be made. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals.

Equity Compensation Plans

The Company has the following stock-based plans, all of which have been approved by the Company’s Board of Directors and shareholders:

•	1996 Non-Employee Directors’ Stock Option Plan (“the 1996 Plan”)

•	1997 Employee Stock Option Plan (“the 1997 Plan”)

•	2005 Employee Stock Plan

•	2006 Non-Employee Director Stock Plan (“the 2006 Plan”)

•	2010 Non-Employee Director Stock Plan (“the 2010 Plan”)

In addition, in connection with the Ben Franklin acquisition the Company agreed to convert, for a two-year period, the options granted to certain Ben Franklin employees prior to the acquisition to acquire Ben Franklin stock into options to acquire the Company’s stock (“the Ben Franklin Plan”).

The following table presents the amount of cumulatively granted stock options and restricted stock awards, net of forfeitures, through December 31, 2010:

				Cumulative Granted, Net of
	Authorized	Authorized		Forfeitures
	Stock	Restricted		Stock	Restricted
	Option Awards	Stock Awards	Total	Option Awards	Stock Awards	Total

1996 Plan	300,000	N/A	300,000	203,000	N/A	203,000
1997 Plan	1,100,000	N/A	1,100,000	1,019,896	N/A	1,019,896
2005 Employee Stock Plan	(1)	(1)	800,000	420,300	217,835	638,135
2006 Plan	(2)	(2)	50,000	15,000	20,400	35,400
2010 Plan	(3)	(3)	300,000	15,000	16,800	31,800
Ben Franklin Plan	210,286	N/A	210,286	202,716	N/A	202,716

(1)	The Company may award up to a total of 800,000 shares as stock options or restricted stock awards.

(2)	The Company may award up to a total of 50,000 shares as stock options or restricted stock awards. During 2010, the remaining 14,600 shares were transferred and available for issue under the 2010 Plan.

(3)	The Company may award up to a total of 300,000 shares as stock options or restricted stock awards, in addition to the remaining 14,600 shares that were transferred from the 2006 Plan.

At December 31, 2010, there were no shares available for grant under the 1996 Plan and the 1997 Plan due to their expirations. The remaining shares available for grant under the 2006 Plan were transferred to the 2010 Plan and are available for grant under this new plan. Additionally, no additional options under the Ben Franklin Plan will be issued.

The following table presents, as of December 31, 2010, information on the Company’s stock-based plans on a combined basis:

Number of
Securities
Remaining
Available
	Number of	Weighted-	for Future Issuance
	Securities to be	Average	Under Equity
	Issued upon	Exercise Price of	Compensation
	Exercise of	Outstanding	Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
	and Rights	Rights	in Column (a))
Equity Compensation Plan Category	(a)	(b)	(c)

Plans approved by security holders	1,119,760	$27.85	452,235	(1)
Plans not approved by security holders	—	—	—
Total	1,119,760	$27.85	452,235

(1)	There are no shares available for future issuance under the 1996 Plan, the 1997 Plan, and the 2006 Plan. There are 161,865 shares available for future issuance under the 2005 Plan. Although there are 7,570 shares available to grant under the Ben Franklin Plan, they expire in early 2011, the Company will not grant any additional awards from this plan. In addition, the Company is seeking approval in increase the number of shares available under the 2005 Employee Stock Plan by 850,000.

Additional information on our equity plans and grant practices can be found elsewhere in this proxy statement under the heading “Compensation Discussion and Analysis.”

The Board unanimously recommends that you vote FOR
adding 850,000 shares to the amount which
may be issued pursuant to the 2005 Employee Stock Plan.
Proxies solicited by the Board will
be so voted in the absence of direction to the contrary.

Advisory Vote on Executive Compensation (Proposal 4):

In accordance with recent legislation, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the 2011 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is nonbinding. The Board and the compensation committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As discussed in the Compensation Discussion and Analysis in this proxy statement, the Board of Directors believes that our compensation policies and procedures are designed to provide a strong link between executive officer compensation and our short and long-term performance. The objective of the Company’s compensation program is to provide compensation which is competitive, variable based on our performance, and aligned with the long-term interests of shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the
Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Advisory Vote on the Frequency of An Advisory Vote on Executive Compensation (Proposal 5):

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, in accordance with recent legislation the Company is also providing shareholders with an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years.

The Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote for the following reasons:

•	A triennial vote will give the Company’s stockholders the opportunity to more fully assess the success or failure of the Company’s long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance;

•	A three-year vote cycle allows sufficient time for our Board to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to our executive compensation program;

•	As a practical matter, any changes to our executive compensation program that were responsive to stockholder concerns would not be fully disclosed and reflected in the Compensation Discussion and Analysis and Executive Compensation sections of the Proxy Statement until the second year following an unfavorable “Say-on-Pay” vote; and,

•	A triennial vote, while less frequent, would still provide a regular, consistent means for the Company’s shareholders to provide feedback to the Board regarding the Company’s executive compensation programs.

Shareholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to the section entitled “Shareholder Communications to the Board” in this proxy statement for information about communicating with the Board. The proxy card provides shareholders with the opportunity to choose among four options, namely holding an advisory vote on executive compensation every one, two, or three years, or abstaining. Shareholders will therefore not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you vote for the option of “every three years” for future advisory votes
on executive compensation. Proxies solicited by the Board
will be so voted in the absence of direction to the contrary.

Other Matters

The proxy also confers discretionary authority with respect to any other business which may come before the annual meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

BOARD OF DIRECTORS INFORMATION

Current Board Members

In addition to the board nominees set forth above, the Board of the Company is comprised of the individuals listed below.

Class I Directors (Term Expires in 2012) (Directors Continuing In Office):

Donna L. Abelli. Age 53.  Ms. Abelli who, until early 2010 was known as Donna A. Lopolito, is a certified public accountant, a Consulting Chief Financial Officer, and the Director of Administration of Stars, a non-profit early education and youth development organization based in Weymouth, Massachusetts. Ms. Abelli has served as a director of Rockland Trust and the Company since 2005. Ms. Abelli has, for part of the last five years, served as a consultant with AccountAbility Outsourcing, Inc and, on an interim basis, as the Chief Financial Officer of two publicly-traded companies and various private companies. Ms. Abelli also previously served as the Chief Financial Officer of a publicly-traded company and, from 1998 to 1999, was the President of the Massachusetts Society of CPAs. The nominating committee has determined that Ms. Abelli is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a chief financial officer of publicly-traded companies, and her designation as a certified public accountant.

Richard S. Anderson. Age 69.  Mr. Anderson has, for at least the last five years, been the President and Treasurer of Anderson-Cushing Insurance Agency, Inc., an insurance broker in Middleborough, Massachusetts. Mr. Anderson has served as a director of Rockland Trust and the Company since 1992. Mr. Anderson was previously appointed a director of Middleborough Trust Company in 1980 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. The nominating committee has determined that Mr. Anderson is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Kevin J. Jones. Age 60.  Mr. Jones has, for at least the last five years, been the Treasurer of Plumbers’ Supply Company, a wholesale plumbing supply company, in Fall River, Massachusetts. Mr. Jones has served as a director of

Rockland Trust since 1997 and as a director of the Company since 2000. Mr. Jones was previously appointed a director of Middleborough Trust Company in 1990 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. The nominating committee has determined that Mr. Jones is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Richard H. Sgarzi. Age 68.  Mr. Sgarzi is a retired cranberry grower. Mr. Sgarzi has been, for part of the past five years, the President and Treasurer of Black Cat Cranberry Corp., a cranberry grower in Plymouth, Massachusetts. Mr. Sgarzi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1994. The nominating committee has determined that Mr. Sgarzi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Thomas J. Teuten. Age 71.  Mr. Teuten has, for at least the past five years, been the Chairman of the Board of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts, and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Teuten was named Chairman of the Board of Rockland Trust and the Company in July 2003. Mr. Teuten has served as a director of Rockland Trust since 1975 and as a director of the Company since 1986. The nominating committee has determined that Mr. Teuten is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Class II Directors (Term Expires in 2013) (Directors Continuing In Office):

Benjamin A. Gilmore, II. Age 63.  Mr. Gilmore is a licensed professional engineer and for at least the last five years has been the President of Gilmore Cranberry Co., Inc., a cranberry grower in South Carver, Massachusetts. Mr. Gilmore is also an engineering consultant. Mr. Gilmore has served as a director of Rockland Trust and the Company since 1992. Mr. Gilmore was previously appointed a director of Middleborough Trust Company in 1989 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. The nominating committee has determined that Mr. Gilmore is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Eileen C. Miskell. Age 53.  Ms. Miskell is a certified public accountant and for at least the last five years has been the Treasurer of The Wood Lumber Company, a lumber company based in Falmouth, Massachusetts. Ms. Miskell has served as a director of Rockland Trust and the Company since 2005. Ms. Miskell was previously appointed a director of Falmouth Bancorp, Inc., the holding company of Falmouth Bank, which was merged with and into the Company in 2004. Ms. Miskell, while a Falmouth Bancorp Director, served as the chair of its audit committee. The nominating committee has determined that Ms. Miskell is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a director of another bank, and her designation as a certified public accountant.

Carl Ribeiro. Age 64.  Mr. Ribeiro, for at least the last five years, has been the owner and President of Carlson Southcoast Corporation, a holding company for several food industry businesses based in New Bedford, Massachusetts. Mr. Ribeiro is also the Chairman of Famous Foods, an internet food distributor based in New Bedford, Massachusetts. Mr. Ribeiro has served as a director of Rockland Trust and the Company since 2008. Mr. Ribeiro was previously appointed a director of Slades Bank in 2005 and served as director of that bank and as the chair of its audit committee until 2008, when it was merged with and into Rockland Trust. Mr. Ribeiro also previously served as a director of Seacoast Financial Services Corporation and its wholly-owned subsidiary Compass Bank until 2004, and as the chair of its audit committee. The nominating committee has determined that Mr. Ribeiro is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

John H. Spurr, Jr. Age 64.  Mr. Spurr, for at least the last five years, has been either the President or held another executive officer position with A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts, and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Spurr has served as a director of Rockland Trust since 1985 and as a director of the Company since 2000. The nominating committee has determined that Mr. Spurr is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Thomas R. Venables. Age 56.  Mr. Venables served as the President and CEO and as a director of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank from 2002 until April 10, 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Prior to 2002, Mr. Venables co-founded Lighthouse Bank of Waltham, Massachusetts in 1999 and served as its President and CEO and as a director. From 1998 to 1999, Mr. Venables was employed as a banking consultant with Marsh and McLennan Capital, Inc. He was employed by Grove Bank of Newton, Massachusetts from 1974 until it was acquired by Citizens Bank in 1997, serving as its President and CEO and as a director for the last 11 years of his tenure. Mr. Venables currently serves on the Board of Directors of NeoSaej Corp., a technology company. Mr. Venables also serves as a director and President of the Rockland Trust Charitable Foundation, formerly known as the Benjamin Franklin Bank Charitable Foundation, an entity which is not affiliated with the Company or Rockland Trust. Mr. Venables has served as a director of Rockland Trust and the Company since 2009. The nominating committee has determined that Mr. Venables is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Corporate Governance Information

The Board has adopted a written statement of governance principles, an audit committee charter, and written charters for all other Board committees, including the nominating committee and the compensation committee. Our governance principles, as well as the charter for each current committee of the Board and/or of Rockland Trust may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). Our common stock ownership guidelines for directors are set forth in our governance principles. The Company has a written Code of Ethics to assist its directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Ethics may also be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

Board Leadership Structure

The Board has, since 2003, named as its Chair a director who is not also the Chief Executive Officer of the Company or Rockland Trust and believes that such a leadership structure is appropriate to segregate the Board’s oversight role from management of the Company and Rockland Trust. The Board provides oversight of the Chief Executive Officer and other management of the Company and Rockland Trust to insure that the long-term interests of shareholders are being served through twelve regularly scheduled meetings a year, and additional meetings when necessary or advisable, at which reports on the management and performance of the Company and Rockland Trust, including reports regarding liquidity, interest rate risk, credit quality, loan loss provision, regulatory compliance, and other risks are reviewed. The Board has also established the Board committees described below which regularly meet and report back to the Board on the responsibilities delegated to them. In addition to its general oversight role, the Board also: selects, evaluates, and compensates the Chief Executive Officer and oversees Chief Executive Officer succession planning; reviews, monitors, and, when necessary or appropriate, approves fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company or Rockland Trust and options for their mitigation; and, maintains the integrity of financial statements and the integrity of compliance with law and ethics of the Company and Rockland Trust.

Shareholder Communications to Board

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the general counsel of the Company will (1) be primarily responsible for monitoring communications from shareholders and (2) will provide copies or summaries of such communications to the Board as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the general counsel of the Company considers to be important for the Board to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board should submit them, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Director Nominations

In accordance with the Company’s By-Laws and its Charter, the nominating committee considers director nominees submitted by shareholders. The Company’s By-Laws require shareholders to submit director nominations to the Company not less than 75 days nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting. The nomination must set forth the name, age, business address, residence address, occupation, and amount of common stock held by the director nominee, as well as the written consent of the nominee. The shareholder must also include his or her name, record address, and amount of common stock held in the nomination. The shareholder must make certain further representations, as set forth in the Company’s By-Laws. Shareholders should submit any director nominations, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

The nominating committee will, as stated in its charter, review any director nominations submitted by shareholders to determine if the nominees satisfy the following criteria set forth in the Board’s governance principles with respect to qualifications for directors:

•	Directors should, as a result of their occupation, background, and/or experience, possess a mature business judgment that enables them to make a positive contribution to the Board. Directors are expected to bring an inquisitive and objective perspective to their duties. Directors should possess, and demonstrate through their actions on the Board, exemplary ethics, integrity, and values.

•	Directors will be ineligible to continue to serve on the Board once they attain the age of 72. Directors who attain the age of 72 during their elected term as a Director will retire from the Board upon reaching the age of 72.

•	Aside from any stock ownership requirements that are imposed by law, Directors are not required to own any minimum amount of the Company’s common stock in order to be qualified for Board service. Director ownership of the Company’s common stock, however, is strongly encouraged and all of our Directors currently own our common stock. Please refer to the section entitled “Stock Ownership and Other Matters” in this proxy statement for more information about the amount of common stock owned by our Directors.

•	While familiarity with the communities that Rockland Trust serves is one factor to be considered in determining if an individual is qualified to serve as a Director, it is not a controlling factor. It is the sense of the Board, however, that a significant portion of the Directors should represent or be drawn from the communities that Rockland Trust serves.

•	Customers of Rockland Trust, if otherwise qualified, may be considered for Board membership. A customer relationship, however, will be a secondary criteria considered in evaluating a Director candidate in addition to other relevant considerations.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

Shareholder Proposals for Next Annual Meeting

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2012 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any shareholder who wishes to present a proposal for consideration by all of the Company’s shareholders at the 2012 Annual Meeting will be required, pursuant to Rule 14a-8, to deliver the proposal to the Company no later than December 6, 2011. In the event the Company receives notice of a shareholder proposal to take action at next year’s annual meeting of shareholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company’s principal executive offices by February 15, 2012. Please forward any shareholder proposals, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Director Attendance at Annual Shareholder Meeting and Meetings of the Board and its Committees

It is our policy that, to the extent possible, all directors attend the annual shareholder meeting. All of our current directors attended last year’s annual shareholder meeting.

During 2010, the Boards of the Company and Rockland Trust had 13 concurrent meetings. All directors attended at least 75% of the meetings of our Board during 2010.

During 2010, the Boards of the Company and Rockland Trust both had standing executive, audit, compensation, and nominating committees. During 2010, the Rockland Trust Board also had a standing trust committee. All Board committees operate under a written charter approved by the Board which describes the committee’s role and responsibilities. The charter for each Board committee may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

Directors’ membership on Board committees as of December 31, 2010 was as noted below. In addition to the four permanent members of the executive committee, three directors serve as rotating members of the executive committee for a three-month term, with the term of each rotating director staggered so that a new director rotates on and off of the committee each month. The following table provides 2010 membership by current directors and meeting information for each of the standing committees of the Company’s Board:

Name	Executive	Audit	Compensation	Nominating

Mr. Jones	♦		✓	✓
Mr. Sgarzi	✓		✓	✓
Mr. Teuten	✓
Mr. Oddleifson	✓
Ms. Abelli	§	♦		✓
Mr. Anderson	§			♦
Mr. Bissonnette	§
Mr. Gilmore	§		♦
Ms. Miskell	§	✓	✓	✓
Mr. O’Brien	§	✓
Mr. Ribeiro	§	✓
Mr. Spurr	§
Mr. Sullivan	§	♦♦
Mr. Tedeschi	§
Mr. Venables	§
Total Meetings Held In 2010	21 meetings	4 meetings	10 meetings	1 meeting

♦	Chair of Committee
♦♦	Vice Chair of Committee
✓	Committee Member
§	Committee Member, Rotating Basis

All directors attended at least 75% of the 2010 committee meetings of the Board of which they were members.

Director Cash and Equity Compensation

Non-employee directors of the Company and Rockland Trust receive both cash and equity compensation as described below. Board compensation is reviewed by comparison to peer institutions using publicly-available information. Director compensation is designed to attract and retain persons who are well-qualified to serve as directors of the Company and Rockland Trust.

Director Cash Compensation

Non-employee directors of the Company and Rockland Trust receive cash compensation in the form of annual retainers and Board and committee meeting fees. Total cash director compensation depends upon whether a director served as Chair of the Board or one its committees, whether a director served as a permanent or rotating executive committee member, and upon the number of Board and committee meetings a director attended. Cash compensation is paid to each non-employee director in arrears, twice a year, in an amount equal to one-half of the annual retainer plus the meeting fees then due.

The annual retainers for non-employee directors of the Company and of Rockland Trust during 2010 were as follows:

Position	2010 Annual Retainer

Chair of Board	$34,000
Chair of Executive Committee	$29,000
Chair Audit Committee	$19,000
Vice Chair Audit Committee	$19,000
Chair Compensation Committee	$19,000
Chair Nominating & Governance Committee	$19,000
Permanent Executive Committee Member	$21,000
Rotating Executive Committee Member	$16,000

Board meeting fees during the first six months of 2010 were $1,000 per meeting for the Chair and all other directors. Committee meeting fees during 2010 were $1,250 per meeting for the audit committee, $1,000 per meeting for all committee Chairs and all other Board committee members.

In December 2010, based upon an analysis of peer group data, the Board voted: to make no change in the Board meeting fee and all other board Committee meeting fees, and to increase annual retainers, effective in 2011, as follows:

Position	2011 Annual Retainer

Chair of Board	$36,000
Chair of Executive Committee	$31,000
Chair Audit Committee	$21,000
Vice Chair Audit Committee	$21,000
Chair Compensation Committee	$21,000
Chair Nominating & Governance Committee	$21,000
Permanent Executive Committee Member	$23,000
Rotating Executive Committee Member	$18,000

The Company has established a Deferred Compensation Program that permits non-employee directors who choose to participate to defer all or any portion of the cash compensation they would otherwise receive. Directors who choose to participate in the Deferred Compensation Program have all, or a designated portion, of the cash compensation they would otherwise receive invested in the Company’s common stock. Distributions, in the form of the Company’s common stock, are made to directors who choose to participate in the Deferred Compensation Program following their departure from the Board. During the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Director Anderson — 50% deferred; Director Jones — 100% deferred; Director Miskell — 100% deferred; Director Ribeiro — 40% deferred; and, Director Spurr — 50% deferred.

No additional fees were paid to any member of the compensation committee or nominating committee for attendance at committee meetings if they were held concurrently with meetings of the executive committee and/or Board.

No fees were paid to any director who was an employee of the Company or Rockland Trust for attendance at any Board or Board committee meetings.

Director Equity Compensation

In May 2010 shareholder approved the 2010 Non-Employee Director Stock Plan (the “2010 Director Stock Plan”), which provided that:

•	Following the 2010 Annual Shareholders Meeting, Directors William P. Bissonnette, Daniel F. O’Brien, and Thomas R. Venables were each granted a non-statutory stock option to purchase 5,000 shares of common stock.

•	Each person who becomes a Non-Employee Director at any time following the 2010 Annual Shareholders Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a non-statutory stock option to purchase 5,000 shares of common stock.

•	Following the 2010 Annual Shareholders Meeting, all Non-Employee Directors, including Messrs. Bissonnette, O’Brien, and Venables, were granted a restricted stock award for 1,200 shares of common stock, vesting three years from the date of grant.

•	Thereafter, following each annual shareholders meeting after 2010, each Non-Employee Director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 and with a range for time vesting of between three and five years from the date of grant, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, subject to adjustment, substitution and vesting pursuant to the 2010 Director Stock Plan, or (C) a combination of restricted stock awards and non-statutory stock options. Such awards shall be made subject to the discretion of the compensation committee as set forth in the 2010 Director Stock Plan.

DIRECTOR COMPENSATION TABLE

The following table summarizes the cash and equity compensation paid to non-employee directors in 2010:

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)	Awards(2)	Awards(2)	Compensation	Earnings	Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donna A. Abelli	$46,000	$27,678	$—	n/a	n/a	$1,584	$75,262
Richard S. Anderson	$36,000	$27,678	$—	n/a	n/a	$1,584	$65,262
William P. Bissonnette	$34,000	$27,678	$31,541	n/a	n/a	$720	$93,939
Benjamin A. Gilmore, II	$44,000	$27,678	$—	n/a	n/a	$1,584	$73,262
Kevin J. Jones	$64,000	$27,678	$—	n/a	n/a	$1,584	$93,262
Eileen C. Miskell	$46,000	$27,678	$—	n/a	n/a	$1,584	$75,262
Daniel F. O’Brien	$39,000	$27,678	$31,541	n/a	n/a	$720	$98,939
Carl Ribeiro	$38,000	$27,678	$—	n/a	n/a	$1,008	$66,686
Richard H. Sgarzi	$54,000	$27,678	$—	n/a	n/a	$1,584	$83,262
John H. Spurr, Jr.	$34,000	$27,678	$—	n/a	n/a	$1,584	$63,262
Robert D. Sullivan	$40,000	$27,678	$—	n/a	n/a	$1,584	$69,262
Brian S. Tedeschi	$34,000	$27,678	$—	n/a	n/a	$1,584	$63,262
Thomas J. Teuten	$68,000	$27,678	$—	n/a	n/a	$1,584	$97,262
Thomas R. Venables	$35,000	$27,678	$31,541	n/a	n/a	$720	$94,939

(1)	Column (b) reflects the total fees earned or paid in cash for directors. As noted above, during the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Directors Anderson, Jones, Miskell, Ribiero and Spurr .

(2)	The amounts in columns (c) and (d) represent the grant date fair value of the restricted stock awards and option awards granted to directors calculated in accordance with FASB Topic 718, excluding the impact of estimated forfeitures. No director awards were forfeited during the year.

As of December 31, 2010, the aggregate number of restricted stock awards and stock option awards for each non-employee director was as follows:

	Aggregate Outstanding	Aggregate Outstanding
Name	Restricted Stock Awards per Director	Stock Option Awards per Director

Donna A. Abelli, Eileen C. Miskell and Richard H. Sgarzi	2,800	5,000
Benjamin A. Gilmore, II, Brian S. Tedeschi, John H. Spurr, Jr., Richard S. Anderson, Robert D. Sullivan and Thomas J. Teuten	2,800	4,000
Kevin J. Jones	2,800	3,000
Carl Ribiero	2,000	5,000
Daniel F. O’Brien and William P. Bissonette	1,600	10,467	*
Thomas R. Venables	1,600	5,000

*	Included in these stock options are 5,467 options related to the Benjamin Franklin Bancorp, Inc. acquisition that took place during 2009, in which options to acquire Benjamin Franklin stock were converted into options to acquire Company stock.

(3)	Column (g) reflects the dividends paid to directors in 2010 on their unvested restricted stock.

Report of the Audit Committee2

Each member of the audit committee is “independent” as defined under Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC thereunder, and the listing standards of the NASDAQ Stock Market. In addition, the Board has determined that the audit committee has three members who each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The three members who each qualify as an “audit committee financial expert” are Donna L. Abelli, CPA, Chair of the audit committee, Eileen C. Miskell, CPA, and Daniel F. O’Brien, CPA.

The audit committee operates under a written charter adopted and approved by the Board. The audit committee charter sets forth the audit services, audit-related services, and tax services which the audit committee has pre-approved our independent registered public accounting firm to perform up to a maximum fee of $10,000 and the authority which the Board has granted to the audit committee chair to pre-approve the performance of any services by our independent registered public accounting firm in the interval between audit committee meetings. The current audit committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

The audit committee is responsible for providing independent, objective oversight of our audit process and for monitoring our accounting, financial reporting, data processing, regulatory, and internal control functions. One of the audit committee’s primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, who must report directly to the audit committee. The audit committee regularly meets privately with our independent registered public accounting firm, which has unrestricted access to the audit committee. The other duties and responsibilities of the audit committee are to: (1) oversee and review our financial reporting process and internal control systems; (2) evaluate our financial performance, as well as our compliance with laws and regulations; (3) oversee management’s establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.

The audit committee has:

•	received the written disclosures and letter from E&Y required by the Public Company Accounting Oversight Board, has discussed the independence of E&Y and considered whether the provision of non-audit services by E&Y is compatible with maintaining auditor independence, and has satisfied itself as to the independence of E&Y;

•	reviewed and discussed our audited, consolidated financial statements for the fiscal year ended December 31, 2010 with our management and E&Y, our independent registered public accounting firm, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance) with E&Y, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of E&Y regarding the reasonableness of those estimates; and

•	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

2 This report, and the compensation committee report below, shall not be deemed to be incorporated by reference into any of our previous filings with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language therein.

Based on the review and discussions noted above, the audit committee has voted to include our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Submitted by:
Donna L. Abelli, CPA, Chair
Robert D. Sullivan, Vice-Chair
Daniel F. O’Brien, CPA
Eileen C. Miskell, CPA
Carl Ribeiro
Audit Committee
Independent Bank Corp.

Compensation Committee Interlocks and Insider Participation

During 2010, Directors Gilmore, Jones, Miskell, and Sgarzi served as members of the compensation committees of the Company and Rockland Trust. No current or former executive officer or other employee of the Company or of Rockland Trust served on the compensation committees of either the Company or Rockland Trust. No director or executive officer of the Company or Rockland Trust served on the compensation committee of any other entity which determined whether to award compensation to any director or executive officer. No member of the compensation committee of the Company or Rockland Trust had any relationship with the Company or Rockland Trust during 2010 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Related Party Transactions

Since January 1, 2010, neither the Company nor Rockland Trust has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of our stock, or any member of the immediate family of any such person, had or will have a direct or indirect material interest other than:

•	standard compensation arrangements described below under “Executive Officer Information”; and

•	the transactions described below.

During 2010 Rockland Trust paid approximately $783,748 in rent for office space in Brockton, Massachusetts to the Brophy Randolph LLC pursuant to a written lease. Trusts established for the children of Director Kevin J. Jones collectively have a twenty-five percent (25%) ownership interest in the Brophy Randolph LLC. Director Jones does not own any portion of, or control, the Brophy Randolph LLC.

During 2010 Rockland Trust paid approximately $130,359 in rent to a landlord known as the MFS Realty Trust, a Massachusetts nominee realty trust, for a bank branch location in Plymouth. Director Robert D. Sullivan is one of the Trustees of the MFS Realty Trust. Director Sullivan does not currently have a direct beneficial interest in the MFS Realty Trust.

In the opinion of management of the Company, the terms of the foregoing transaction were no less favorable to the Company than those it could have obtained from an unrelated party providing comparable premises or services.

Pursuant to various regulatory requirements and other applicable law, the Board of Rockland Trust must approve certain extensions of credit, contracts, and other transactions between Rockland Trust and any director or executive officer. The Board has adopted a written policy, and Rockland Trust has established written procedures, to implement these requirements which state, in essence, that any transaction between Rockland Trust and any director or executive officer, or any of their immediate family members must be made on terms comparable to those which Rockland Trust would reach with an unrelated, similarly situated third-party and must be approved in advance by a Board vote. Rockland Trust’s General Counsel and Rockland Trust’s designated Federal Reserve Bank Regulation O officer share responsibility for oversight and implementation of the Board policy and Rockland Trust procedures for review of related party transactions, which are typically applied to extensions of credit and any other financial transaction of a material nature between Rockland Trust and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2010 were, also customers of Rockland Trust in the ordinary course of business, or had loans outstanding during 2010. It is anticipated that such persons and their associates will continue to be customers of and indebted to Rockland Trust in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were prior approved by the Rockland Trust Board. None of these loans to directors, executive officers, or their associates are nonperforming.

Director Independence

NASDAQ rules, and our governance principles, require that at least a majority of our Board be composed of “independent” directors. The following directors are not currently considered to be “independent” directors:

•	Mr. Oddleifson, who is the President and CEO of the Company and of Rockland Trust;

•	Mr. Venables who, due to his prior service as the President and CEO of Benjamin Franklin Bancorp, Inc. and Benjamin Franklin Bank until April 10, 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company, is disqualified from being deemed an “independent” director until at least after December 31, 2011; and

•	Mr. Spurr and Mr. Teuten, who had previously been “independent” directors. On November 13, 2009 Rockland Trust exercised a contractual right it had received about 20 years prior to acquire sole ownership of 2036 Washington Street, Hanover, Massachusetts, a 5.28 acre site improved by a three story building containing approximately 22,000 square feet of office space. Rockland Trust already owned a fifty percent interest in the entity which held the property and Rockland Trust was then renting all of the acquired building. Rockland Trust exercised its option to acquire the property based upon an assessment of its facilities needs, which included an evaluation of comparable real estate alternatives which were more expensive. Rockland Trust acquired the fifty percent interest that it did not already own in the entity which held the property based upon the property’s fair market value of $2,900,000, as determined by third-party appraisals, thereby acquiring the fifty percent interest owned by A.W. Perry, Inc., a real estate developer. Directors Teuten and Spurr are, respectively, the Chairman of the Board and President of A.W. Perry, Inc. The transaction (when combined with the $387,124 in rent which Rockland Trust paid in 2009 to the entity which owned the property prior to the closing) resulted in gross proceeds to A.W. Perry, Inc. that slightly exceeded the threshold established by NASDAQ Stock Market (“NASDAQ”) listing rules for a director of a NASDAQ-listed company to be considered an “independent” Director. As a consequence, Directors Teuten and Spurr were disqualified from being deemed “independent” directors until at least after December 31, 2011.

All other directors of the Company and of Rockland Trust are “independent” within the meaning of both the NASDAQ rules and our own corporate governance principles. Eleven of our fifteen directors, therefore, are currently “independent” directors.

None of our directors are members of board of directors of any other publicly-traded company. Our formal position on the time which directors must be willing to devote to their duties is set forth in our governance principles.

EXECUTIVE OFFICER INFORMATION

Current Executive Officers

The Executive Officers of the Company and Rockland Trust, and their ages as of our annual meeting date, currently are:

Christopher Oddleifson. Age 52.  Information concerning the business experience of Mr. Oddleifson, who is also a director of the Company and Rockland Trust, has been provided previously in the section entitled “Board of Directors.”

Raymond G. Fuerschbach. Age 60.  Mr. Fuerschbach has served as Senior Vice President and Director of Human Resources of Rockland Trust since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of Rockland Trust since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer, and served in the same capacity for Chesebrough-Ponds, Inc., Health-Tex Division, Cumberland, Rhode Island from 1987 to 1991.

Edward F. Jankowski. Age 60.  Mr. Jankowski has served as Chief Technology and Operations Officer of Rockland Trust since November 2004. From October 2003 to November 2004, Mr. Jankowski was Chief Risk Officer of the Company and of Rockland Trust. From November 2000 to October 2003, Mr. Jankowski was Chief Internal Auditor of the Company and Rockland Trust. Prior thereto, Mr. Jankowski served as Senior Vice President of North Shore Bank, Peabody, Massachusetts from 1995 to 2000. From 1985 to 1994, Mr. Jankowski was Senior Vice President of Multibank Service Corp., a subsidiary of Multibank Financial Corp., Dedham, Massachusetts.

Jane L. Lundquist. Age 57.  Ms. Lundquist has served as the Executive Vice President, Director of Retail Banking and Corporate Marketing of Rockland Trust since July 2004. In January 2009 Ms. Lundquist was named the Director of Residential Lending. Ms. Lundquist started working at Rockland Trust, on an interim basis, in April 2004. Prior to joining Rockland Trust Ms. Lundquist served as the President and Chief Operating Officer of Cambridgeport Bank in Cambridge, Massachusetts, and also as President of its holding company, Port Financial Corp.

Gerard F. Nadeau. Age 52.  Mr. Nadeau has served as the Executive Vice President, Commercial Lending Division of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, most recently serving as a Senior Vice President in the Commercial Lending Division from 1992 until 2007.

Edward H. Seksay. Age 53.  Mr. Seksay has served as General Counsel of the Company and of Rockland Trust since July 2000. Mr. Seksay is a graduate of Suffolk University Law School, where he was Editor-In-Chief of the Law Review. Prior to joining the Company and Rockland Trust, Mr. Seksay was with the Boston, Massachusetts law firm Choate, Hall & Stewart from 1984 to 1991 and with the Boston, Massachusetts law firm Heller, Levin & Seksay, P.C. from 1991 to 2000.

Denis K. Sheahan. Age 46.  Mr. Sheahan has served as Chief Financial Officer of the Company and Rockland Trust since May 2000. From July 1996 to May 2000, Mr. Sheahan was Senior Vice President and Controller of the Company and Rockland Trust. Prior thereto, Mr. Sheahan served as Vice President of Finance of BayBanks, Inc., Boston, Massachusetts.

The term of office of each executive officer of the Company extends until the first meeting of our Board following the annual meeting of our shareholders and/or until his/her earlier termination, retirement, resignation, death, removal, or disqualification. The term of office of each executive officer of Rockland Trust extends until his/her termination, retirement, resignation, death, removal, or disqualification. Other than the employment agreements with Mr. Oddleifson, Mr. Fuerschbach, Mr. Jankowski, Ms. Lundquist, Mr. Nadeau, Mr. Seksay, and Mr. Sheahan, there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was elected as an executive officer.

Relationship Between Compensation Policies And Risk

Rockland Trust sometimes uses variable cash incentive compensation programs and/or plans to reward and incent employee performance and retain top talent. A detailed financial analysis of any potential cash incentive compensation program or plan is performed prior to its adoption. Our cash incentive programs and plans typically establish maximum awards, evaluate whether risk management and compliance results are satisfactory in determining whether to make an award, and reserve the ability to lower any cash award otherwise payable to zero in the sole discretion of management (and in the sole discretion of the Board, in the event of programs or plans applicable to executive officers). Any cash incentive compensation program or plan of a material nature is reported to the compensation committee and to the Board of Directors. The Company does not believe that the incentive compensation or other policies and practices of the Company and of Rockland Trust are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that immediately follows this report with management and, based upon that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, also in our Annual Report on Form 10-K.

Submitted by:
Benjamin A. Gilmore, II, Chair
Kevin J. Jones
Eileen C. Miskell
Richard H. Sgarzi
Compensation Committee
Independent Bank Corp.

Compensation Discussion and Analysis

Executive Compensation Summary

Our executive compensation program is designed to attract, retain, and motivate executive officers to achieve our operating goals and strategic objectives. We have adopted a pay-for-performance approach that is intended to align the interests of our executive officers with those of our shareholders, with the ultimate goal of improving long-term shareholder value. The executive compensation program of Rockland Trust typically has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation, and benefits.

•	Base salaries are intended to be competitive relative to similar positions at peer institutions in order to provide Rockland Trust with the ability to attract and retain executives with a broad, proven track record of performance.

•	The use of variable annual cash incentive compensation or discretionary bonuses is designed to provide a competitive cash payment opportunity based both on individual behavior and the Company’s overall financial performance. The opportunity for a more significant award increases when both the Company and the employee achieve higher levels of performance. The Company grants cash incentive compensation pursuant to a plan or by granting discretionary cash bonuses.

•	Our long-term equity-based compensation incentive plan is generally made available to selected groups of individuals, including our executive officers, in the form of stock options and/or restricted stock. Equity awards have vesting schedules and the potential to grow in value over time. Equity awards are intended to link executive officer financial outcomes to performance that maximizes long term shareholder returns and are designed to encourage officer retention.

•	To remain competitive in the market for a high caliber management team and to ensure stability and continuity in leadership, Rockland Trust provides to its CEO and certain named executive officers certain fringe benefits, such as retirement programs, medical plans, life and disability insurance, use of company owned automobiles, and employment agreements. The compensation committee periodically reviews fringe benefits made available to executive officers to ensure that they are in line with market practice.

The compensation committee strives to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. Performance criteria reflect budgets, strategic objectives, competitive peer performance, and other relevant factors. The compensation committee evaluates executive compensation against performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, discretionary bonuses, stock option awards, restricted stock awards, and other benefits.

Compensation Committee — Composition and Responsibility

The Board has determined that all members of the compensation committee are independent directors in accordance with NASDAQ rules. As of the date of this proxy statement there are currently four directors who serve on the compensation committee: Director Gilmore as Chair, and Directors Jones, Miskell, and Sgarzi.

The compensation committee operates under a written charter approved by the Board. The current compensation committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). The compensation committee has, as stated in its charter, two primary responsibilities: (i) assisting the Board in carrying out its responsibilities in determining the compensation of the CEO and executive officers of the Company and Rockland Trust; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions.

The compensation committee, subject to the provisions of our 1997 Employee Stock Option Plan and the 2005 Employee Stock Plan, also has authority in its discretion to determine the employees of the Company and Rockland Trust to whom stock options and/or restricted stock awards shall be granted, the number of shares to be granted to each employee, and the time or times at which options and/or restricted stock awards should be granted. The CEO makes recommendations to the compensation committee about equity awards to the employees of the Company and Rockland Trust (other than the CEO). The compensation committee also has authority to interpret the Plans and to prescribe, amend, and rescind rules and regulations relating to the Plans.

The CEO reviews the performance of the executive officers of the Company and Rockland Trust (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The compensation committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company and Rockland Trust. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company and Rockland Trust. The compensation committee and the Board use summaries of proposed overall short and long-term compensation, summaries of compensation decisions made in past years, and competitive survey data showing current and historic elements of compensation, and other relevant information when reviewing executive officer and CEO compensation.

The compensation committee has in recent years been assisted and advised in its work by the following external executive compensation consultants, proprietary surveys, and publicly available materials:

•	Hay Group — Specialists in the Hay proprietary method for determining base salary ranges and for market based review of annual merit programs and salary range changes. Hay has also assisted the compensation committee with recommendations for equity compensation and other compensation matters.

•	Towers Watson — Executive compensation specialists, with extensive commercial banking expertise. Towers Watson has advised the compensation committee on annual cash incentive programs, total compensation, and peer group comparisons.

•	Sentinel Benefits — Sentinel has provided actuarial and retirement plan design advisory services to the compensation committee.

•	Segal Consulting — Executive compensation specialists, with special expertise in executive retirement plan design.

•	Equilar — Equilar provides an online database gathered from proxy statements and annual reports in the financial services industry.

•	Wyatt Data Services — The bank is a participant in the Wyatt Financial Institutions Compensation report, and utilizes this survey data for comparison purposes

•	Luse Gorman Pomerenk & Schick, P.C. — Luse Gorman is a law firm that specializes in executive compensation and employee benefits. Luse Gorman advised the Company and Rockland Trust during 2008 on revisions to executive officer employment agreements and the amendment and restatement of the Rockland Trust Supplemental Executive Retirement Plan for purposes of compliance with Section 409A of the Internal Revenue Code.

From time to time, the compensation committee may delegate authority to fulfill various functions of administering the Company’s plans to our employees. Currently, it delegates administration of retirement plans to the Retirement Committee, a group comprised of our Director of Human Resources Mr. Fuerschbach, our Chief Financial Officer Mr. Sheahan, and our General Counsel Mr. Seksay, who have the appropriate expertise, experience, and background to oversee the administration of our retirement plans. While retirement plan administration has been delegated, the Board and the Compensation Committee determine the nature and amount of executive officer retirement benefits.

Compensation Philosophy

The compensation philosophy of the Company and Rockland Trust rests on two principles:

•	Total compensation should vary with our performance in achieving financial and non-financial objectives; and

•	Long-term incentive compensation should be closely aligned with the interests of shareholders.

The Company has therefore adopted a “pay for performance” approach that offers a competitive total rewards package to help create long-term value for our shareholders. In designing compensation programs, and making individual recommendations or decisions, the compensation committee focuses on:

•	Aligning the interests of executive officers and shareholders;

•	Attracting, retaining, and motivating high-performing employees in the most cost-efficient manner; and

•	Creating a high-performance work culture.

The Company’s compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of the Company’s compensation program is intended to provide employees with a pay opportunity that is externally competitive and which recognizes individual contributions.

Use of Peer Groups and Survey Information

The Company periodically reviews executive officer total compensation against a peer group. The compensation committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. Banks selected as peers for compensation purposes are public and actively traded banks of comparable asset size with consumer lending balances representing less than 25% of total loans. Banks located primarily in the New York City market are excluded from the peer group, as New York metropolitan compensation practices are not directly comparable. The following companies are currently included in the peer group:

Beneficial Mutual Bancorp Inc.
Boston Private Financial Holdings Inc.
Community Bank System Inc.
First Commonwealth Financial Corp.
Harleysville National Corp.
Hudson Valley Holdings
Investors Bancorp Inc.
Lakeland Bancorp Inc.
NBT Bancorp Inc.
Newalliance Bancshares Inc.
S&T Bancorp Inc.
Sun Bancorp Inc.
Tompkins Financial Corp.
TrustCo Bank Corp
Washington Trust Bancorp Inc.

In addition to reviewing information from the peer group, the compensation committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies.

Compensation Program Elements

Base Salary

Rockland Trust has utilized the Hay Group proprietary job evaluation methodology in establishing competitive salary ranges and midpoints for the executives and officers of Rockland Trust. Hay conducts market analyses of cash compensation within the banking industry and uses its proprietary job evaluation process to recommend salary midpoints and ranges that reflect competitive factors and maintain internal equity. Hay makes annual recommendations to the compensation committee regarding market-based changes to salary ranges and merit increase programs. Hay conducted a review of base salaries and midpoints and salary ranges in 2008. The review involved analysis of the executive positions and a comparison to comparable positions in the Hay database. In January 2011, Hay recommended a 1.5% increase in 2011 salary ranges for all Rockland Trust employees.

In February 2011 performance evaluations for 2010 of Mr. Oddleifson, Ms. Lundquist, Mr. Nadeau, Mr. Seksay, and Mr. Sheahan were completed. In February 2011 the Board approved base salary increases for Mr. Oddleifson, Ms. Lundquist, Mr. Nadeau, Mr. Seksay, and Mr. Sheahan based upon the recommendations of the compensation committee which were derived from: in the case of the executive officers other than Mr. Oddleifson, the evaluation of their performance by CEO Oddleifson and, in the case of Mr. Oddleifson, the evaluation of Mr. Oddleifson’s performance by the Board.

Annual Cash Incentive Compensation

The Board did not establish a cash incentive compensation plan for executive officers in 2010 due to continued uncertainty regarding the regional and national economic environment. The Board believes that in periods of significant uncertainty rigid incentive targets may be dysfunctional, possibly incenting behavior not in the best interest of long term shareholder returns. The Board instead informed executives that it would consider awarding discretionary bonuses for 2010 based upon the Company’s financial results and other performance, a comparison of the Company’s financial results and other performance to peer, and other relevant considerations.

On February 17, 2011 the Board awarded discretionary cash bonuses for 2010 performance to executive officers, in the amounts set forth below in the Summary Compensation Table, based upon the compensation committee’s recommendations. In determining those awards the Board and the compensation committee considered (1) the Company’s financial results, (2) peer group data, (3) each executive officer’s individual performance (based upon the Board’s evaluation of the Chief Executive Officer and the Chief Executive Officer’s evaluation of the other executive officers, which he reported to the Board and to the compensation committee), (4) the amount of each executive officer’s overall short and long-term compensation, (5) compensation decisions made with respect to executive officers in past years, and (6) other relevant considerations.

The financial metrics which the Board considered when awarding discretionary cash bonuses included:

Earnings:  The Company reported 2010 diluted earnings per share of $1.90 in accordance with both generally accepted accounting principles and on an operating basis, an amount which exceeded budget and represented growth of approximately 33% from the 2009 diluted earnings per share of $1.43 reported on an operating basis. The Company took advantage of market opportunities, and commercial and home equity loan growth and deposit growth were all especially strong. The Company’s 2010 net interest margin of 3.95% was higher than the 3.89% achieved in 2009. Non-interest income improved and non-interest expense was well-managed.

Capital:  The Company improved its capital position during 2010, growing the ratio of tangible common equity to tangible assets while paying a consistent quarterly common stock cash dividend of 18 cents per share.

Favorable Peer Comparison:  Based upon data from the Bank Holding Company Performance Report prepared by the Federal Reserve Board as of September 30, 2010, the Company’s performance was favorable when compared to its peers (i.e., banks between $3 and $10 Billion in assets) in several respects:

•	the Company’s return on average equity of 8.96% materially exceeded the return on average equity of 2.48% achieved by peers;

•	the Company’s return on average assets of 0.83% was significantly better than the return of average assets of 0.39% achieved by peers;

•	the Company’s loan loss reserve to non-performing loan ratio of 188% (95th percentile) and non-performing loan to loan ratio of 0.71% (5th percentile) were superior to peer ratios of, respectively, 71% and 4.26%; and,

•	the Company was less reliant (27th percentile) on securities than peers, more reliant (84th percentile) on loans, and has built a strong core deposit base (88th percentile).

Asset Quality:  Asset quality was sound. Loan delinquency, both early and later stage, improved materially.

Risk Management:  Significant risks, including interest rate risk and liquidity risk, were well-managed.

The discretionary cash bonuses awarded to the named executive officers are set forth below in the Summary Compensation Table.

Long-Term Equity Compensation

Long-term equity compensation grants are designed to be a retention tool to the individuals to whom they are awarded and are made based on competitive factors, such as equity compensation awarded by peers and amounts that are determined to be appropriate in order to retain key personnel. Equity compensation and stock ownership also serve to link the net worth of executive officers to the performance of our common stock and therefore provide an incentive to accomplish the strategic, long-term objectives periodically established by the Company to maximize long-term shareholder returns.

Acting on the recommendation of the compensation committee and consistent with peer practices and financial industry trends, in 2010 the Board used restricted stock awards for long-term incentive compensation. The Board determined that, in a period of economic uncertainty and market volatility, time vesting restricted stock awards best met the long term equity compensation retention objectives for executives and other qualified officers. In February 2010 the Company granted restricted stock awards under the 2005 Employee Stock Plan that time vested in equal increments over three years, to the CEO and to the other executive officers as set forth below in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”

Benefits

Nonqualified Retirement Plans for Executive Officers

The objective of the Company’s nonqualified retirement program is to provide from all Rockland Trust-funded sources, inclusive of social security, approximately 60% of the average of the highest five year annual covered compensation for a full 25-year career, with proportionate reduction for less than a 25-year career. In 1998, the Company amended the objective of its non-qualified retirement program to include cash incentive compensation in the calculation of retirement income objectives. This was done in response to current peer practices in this area of long-term compensation and was consistent with the results of a survey of executive retirement practices published by the Hay Group. To help accomplish the objectives of the non-qualified retirement program, the Company maintains a non-qualified defined benefit supplemental executive retirement plan (the “Rockland SERP”). Assets to fund the actuarial accrued liability of the Rockland SERP are held in a Rabbi Trust.

Qualified Retirement Plans for Executive Officers

In 2006 the Company undertook an in depth analysis of Rockland Trust’s Defined Benefit Plan which, at that point, provided a normal retirement benefit equal to (a) two percent (2%) of final average compensation less (b) sixty-five hundredths of a percent (0.65%) of covered compensation as defined for Social Security purposes times (c) years of service to 25. For participants who had completed 20 or more years of service, an additional benefit of one-half percent (0.5%) times final average compensation times service in excess of 25 years, but not exceeding ten additional years was provided. As a result of the changing demographics of the workplace and the need for predictability of future retirement expenses, on July 1, 2006 benefit accruals under the Defined Benefit Plan were discontinued for all employees. Vesting service under the Defined Benefit Plan will continue to accrue for future service for all employees.

After considering alternative plan designs, long term costs, and competitive offerings, a non-discretionary defined contribution benefit was added as of July 1, 2006 to Rockland Trust’s existing 401(k) Savings and Stock Ownership Plan. For each plan participant, the Company contributes 5% of qualified compensation up to the Social Security taxable wage base and 10% of amounts in excess of covered compensation up to the maximum IRS limit for qualified plan compensation. These contributions were designed to be consistent with IRS and ERISA safe harbor provisions for non discrimination to non highly compensated employees. Sentinel Benefits, a compensation and benefit consultant firm, provided actuarial and advisory services to assist the Company in the retirement plan decision made in 2006. The defined contribution benefit applies to all qualified Rockland Trust employees, including the named executive officers.

The actuarially determined present values of the named executives’ retirement benefits as of the end of last year are reported in the table below entitled “Pension Benefits.”

Employment Agreements

The Company and/or Rockland Trust have entered into employments agreements with the CEO and the other named executive officers, the details of which are summarized below, to ensure the continuity of executive leadership, to clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. Provisions concerning a change of control of the Company, and terms of compensation in that event, are included in these employment agreements consistent with what the compensation committee believes to be best industry practices. The change of control language in employment agreements is designed to ensure that executives devote their full energy and attention to the best long term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate.

CEO Employment Agreement

In January 2003, the Company and Rockland Trust entered into an employment agreement with Mr. Oddleifson for him to serve as President of the Company and Rockland Trust and to serve as CEO of the Company and Rockland Trust beginning February 24, 2003. In April 2005, that employment agreement was amended. In

November 2008, Mr. Oddleifson’s employment agreement was amended and restated to comply with Section 409A of the Internal Revenue Code.

The agreement provides that in the event of an involuntary termination of Mr. Oddleifson by the Company or Rockland Trust for reasons other than cause, as defined in the agreement, or resignation by Mr. Oddleifson for “good reason,” as defined in the agreement, Mr. Oddleifson would:

•	receive, in a lump sum, his base salary for an amount equal to three years times Mr. Oddleifson’s then current Base Salary;

•	be entitled to continue to participate in and receive benefits under the Company’s group health and life insurance programs for 18 months or, at his election, to receive a payment in an amount equal to the cost to the Company of Mr. Oddleifson’s participation in such plans and benefits for 18 months with a gross-up for taxes;

•	would receive immediate vesting of all stock options which would remain exercisable for the three months following termination; and

•	have continued use of his Company-owned automobile for 18 months.

The restricted stock award agreements which the Company has entered into with Mr. Oddleifson provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or resignation by Mr. Oddleifson for “good reason.”

Resignation for “good reason” under the employment agreement, means, among other things, the resignation of Mr. Oddleifson after (i) the Company or Rockland Trust, without the express written consent of Mr. Oddleifson, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland Trust, without cause, substantially changes Mr. Oddleifson’s core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of the Company and Rockland Trust; (iii) the Board of the Company or of Rockland Trust without cause, places another executive above Mr. Oddleifson in the Company or Rockland Trust; or (iv) a change of control, as defined in the agreements, occurs. Mr. Oddleifson is required to give the Company or Rockland Trust thirty days notice and an opportunity to cure in the case of a resignation effective pursuant to clauses (i) through (iv) above.

In the event of a termination of Mr. Oddleifson by the Company or Rockland Trust “for cause,” Mr. Oddleifson would forfeit benefits under the Rockland SERP and would lose the right to exercise his stock options. The Company would also be entitled to repurchase for nominal consideration the unvested portion of any restricted stock award to Mr. Oddleifson if he is terminated “for cause.”

In the event of a change of control, Mr. Oddleifson is entitled to a lump sum of three years base salary plus three times his incentive compensation paid in the preceding twelve months or the plan’s target, whichever is greater, plus continued participation in the insurance benefits for a three year period. The Company is obligated to credit and fund three years additional service in the Rockland SERP and Mr. Oddleifson is entitled to a tax gross up for any amounts in excess of IRS 280G limitations. His restricted stock agreements provide that Mr. Oddleifson’s unvested restricted stock will vest in the event of change of control.

Executive Officer Employment Agreements

In December 2004, the Company and Rockland Trust (in the case of those individuals who are also officers of the Company) entered into revised employment agreements with Ms. Lundquist, Mr. Seksay, and Mr. Sheahan that are, in substance, virtually identical. In December of 2007 Rockland Trust entered into an employment agreement with Mr. Nadeau that is, in substance, identical to the agreements of the previously named executive officers. In November 2008 the employment agreements for these executive officers were amended and restated to comply with Section 409A of the Internal Revenue Code. These agreements, as revised, are terminable at will by either party.

The employment agreements further provide that if an executive officer is terminated involuntarily for any reason other than cause, as defined in the agreements, or if an executive officer resigns for “good reason,” as defined in the agreements, he or she would be entitled to:

•	receive his/her then current base salary for twelve months;

•	participate in and receive benefits under Rockland Trust’s group health and life insurance programs for twelve months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer’s participation in such plans and benefits for such period with a gross up for taxes; and,

•	have all stock options previously granted immediately become fully exercisable and remain exercisable for a period of three months following his/her termination.

The restricted stock award agreements which the Company has entered into with these executive officers provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or their resignation for “good reason.”

Resignation for “good reason” under the employment agreements, means, among other things, the resignation of an executive officer after (i) Rockland Trust, without the express written consent of the executive officer, materially breaches the agreement to his/her substantial detriment; or (ii) the Rockland Trust Board of Directors, or its President and CEO, without cause, substantially changes the executive officer’s core duties or removes his/her responsibility for those core duties, so as to effectively cause him/her to no longer be performing the duties for which he/she was hired. Each executive officer is required to give Rockland Trust thirty days notice and an opportunity to cure in the case of a resignation for good reason.

If an executive officer is terminated following a change of control, as defined in the agreements, he/she shall receive a lump sum payment equal to 36 months salary, plus a lump sum payment equal to three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan. The Company is obligated to credit and fund three (3) years additional service in the Rockland SERP and the executive officer may continue to participate in and receive benefits under Rockland Trust’s group health and life insurance programs for thirty-six months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer’s participation in such plans and benefits for such period with a gross up for taxes. Also, during the 30 day period that comes one year after a change of control of the Company (as defined in the agreements), the executive officers have the unqualified right to resign for any reason, or for no reason, and to receive the benefit provided for following the occurrence of a change of control as if such resignation was a resignation for good reason. These amounts are subject to the limits of Section 280G of the Internal Revenue Code and will be rolled back to an amount less than the limit. The executive officer restricted stock agreements also provide that the executive’s unvested restricted stock will vest in the event of change of control.

Table of Benefits Payable Under Employment Agreements

The following table quantifies the benefits that would have been payable to our named executive officers under their employment agreements using the five year period ending December 31, 2010 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2010:

		Termination			Net Termination
		Without Cause	Termination	Termination	Benefit Due to
	Termination	or Resignation for	Due to	Due to	a Change of
Name	for Cause	Good Reason	Disability	Death	Control

Christopher Oddleifson, CEO	$0	$3,174,458	$1,546,438	$1,255,120	$6,392,575
Denis K. Sheahan, CFO	0	803,513	484,195	484,195	1,556,233
Jane L. Lundquist, EVP	0	747,013	484,195	484,195	1,384,103
Gerry F. Nadeau, EVP	0	788,013	484,195	484,195	1,372,342
Edward H. Seksay, General
Counsel	0	522,498	259,680	259,680	1,112,377

Tabular Disclosures Regarding Executive Officers

The following tables provide compensation information for the CEO, the CFO, and the Company’s three other most highly compensated current executive officers (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)(3)	($)(2)(3)	($)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Chris Oddleifson, CEO	2010	548,000	515,000	502,400	n/a	n/a	194,271	222,924	1,982,595
	2009	508,000	395,000	642,840	n/a	n/a	342,861	36,837	1,925,538
	2008	502,462	n/a	n/a	225,296	172,000	166,386	20,711	1,086,855
Denis Sheahan, CFO	2010	306,154	175,000	188,400	n/a	n/a	70,923	105,718	846,195
	2009	282,693	150,000	253,240	n/a	n/a	112,478	48,821	847,232
	2008	262,231	n/a	n/a	95,751	60,000	100,731	21,677	540,390
Jane Lundquist, EVP	2010	250,000	150,000	188,400	n/a	n/a	50,569	110,447	749,416
	2009	245,192	125,000	253,240	n/a	n/a	116,483	38,936	778,851
	2008	218,269	n/a	n/a	84,486	50,000	24,839	28,192	405,786
Gerard Nadeau, EVP	2010	291,069	175,000	188,400	n/a	n/a	101,717	107,642	863,828
	2009	259,064	150,000	253,240	n/a	n/a	248,921	35,761	946,986
	2008	238,947	n/a	n/a	84,486	60,000	145,907	22,569	551,909
Edward Seksay, General Counsel	2010	250,000	95,000	100,480	n/a	n/a	61,193	69,338	576,011
	2009	236,347	85,000	136,360	n/a	n/a	86,162	29,499	573,368
	2008	228,770	n/a	n/a	56,234	35,000	73,192	21,616	414,812

(1)	The amounts listed for 2010 and 2009 in column (d) and for 2008 in column (g) represent, as applicable, the cash payments which the Board approved for performance in these years either as a discretionary cash bonus or pursuant to the applicable Executive Cash Incentive Plan.

(2)	The assumptions used in the valuation for the awards reported in the Stock Awards column (column (e)) and the Option Awards column (column (f)) can be found in the Stock-Based Compensation section of the Notes to Consolidated Financial Statements filed as part of the Company’s 2010 Annual Report on Form 10-K.

(3)	The amounts listed in columns (e) and (f) represent the aggregate fair value of the options/awards on the date of grant calculated in accordance with FASB Topic 718.

(4)	The amounts in column (h) represent the aggregate change in the actuarial present value of the individual’s accumulated benefits under Rockland Trust’s frozen defined benefit plan and under the Rockland SERP.

(5)	The amounts listed for 2010 in column (i) include the income attributable to vesting of Restricted Stock Awards, dividends on Restricted Stock Awards, 401 (k) matching contributions, defined contribution plan contributions, the value of excess life insurance, and the value of a Company-owned car. The only non-perquisite benefits in excess of $10,000 have been identified in the table below:

			Defined
	Vesting of Restricted	Dividends on Restricted	Contribution Plan
	Stock Awards	Stock Awards	Contributions

Chris Oddleifson	168,102	26,244	12,250
Denis Sheahan	64,922	10,134	12,250
Jane Lundquist	64,922	10,134	12,250
Gerard Nadeau	64,922	10,134	12,250
Edward Seksay	35,658	n/a	12,250

The only individual with 2010 perquisite/personal benefits aggregated in column (i) which exceeds $10,000 is Ms. Lundquist. Her perquisite benefits are comprised of the value of a Company-owned car in the amount of $11,050 and group term life insurance in the amount of $2,064.

GRANTS OF PLAN-BASED AWARDS

“Grant Date” refers to the date of stock option grants during 2010. The exercise price of option awards was calculated, in accordance with the 2005 Employee Stock Plan, as the average of the high and low trading prices on the date of grant.

											Full
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
					Estimated Future Payouts Under			Number	Number	or Base	Value of
		Estimated Future Payouts Under			Equity			of Shares	of Securities	Price of	Equity-
		Non-Equity Incentive Plan Awards			Incentives Plan Awards			of Stock	Underlying	Option	Based
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/SH)(1)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Chris Oddleifson, CEO	2/25/2010	N/A	N/A	N/A	N/A	N/A	N/A	20,000	N/A	N/A	$502,400
Denis Sheahan, CFO	2/25/2010	N/A	N/A	N/A	N/A	N/A	N/A	7,500	N/A	N/A	$188,400
Jane Lundquist, EVP	2/25/2010	N/A	N/A	N/A	N/A	N/A	N/A	7,500	N/A	N/A	$188,400
Gerard Nadeau, EVP	2/25/2010	N/A	N/A	N/A	N/A	N/A	N/A	7,500	N/A	N/A	$188,400
Edward Seksay, General Counsel	2/25/2010	N/A	N/A	N/A	N/A	N/A	N/A	4,000	N/A	N/A	$100,480

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table set forth below contains individual equity awards that were outstanding as of December 31, 2010 for the named executive officers.

	Option Awards						Stock Awards
										Equity Incentive
										Plan Awards:	Equity Incentive
				Equity Incentive						Number of	Plan Awards:
				Plan Awards:					Market	Unearned	Market or
	Number of	Number of		Number			Number		Value	Shares,	Payout Value
	Securities	Securities		of Securties			of Shares		of Shares	Units or	of Unearned
	Underlying	Underlying		Underlying			or Units		or Units	Other	Shares, Units
	Unexercised	Unexercised		Unexercised	Option		of Stock		of Stock	Rights That	or Other Rights
	Options	Options		Unearned	Exercise	Option	That Have		That Have	Have Not	That Have
	Exercisable	Unexercisable		Options	Price	Expiration	Not Vested		Not Vested	Vested	Not Vested
Name	(#)	(#)		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Christopher Oddleifson, CEO	32,000	—		—	$28.90	12/14/2012	n/a		n/a	n/a	n/a
	50,000	—		—	$24.41	1/9/2013	n/a		n/a	n/a	n/a
	16,650	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	31,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	15,000	10,000	(1)	—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	16,000	24,000	(2)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	26,400	(3)	$714,120	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	20,000	(4)	$541,000	n/a	n/a
Denis K. Sheahan, CFO	10,100	—		—	$20.13	12/19/2011	n/a		n/a	n/a	n/a
	18,000	—		—	$28.90	12/14/2012	n/a		n/a	n/a	n/a
	9,850	—		—	$23.47	12/19/2012	n/a		n/a	n/a	n/a
	8,300	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	12,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	6,000	4,000	(1)	—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	6,800	10,200	(2)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	10,400	(3)	$281,320	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	7,500	(4)	$202,875	n/a	n/a
Jane Lundquist, EVP	10,000	—		—	$28.90	12/14/2012	n/a		n/a	n/a	n/a
	6,666	—		—	$28.06	7/19/2014	n/a		n/a	n/a	n/a
	10,000	—		—	$32.77	10/20/2014	n/a		n/a	n/a	n/a
	12,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	4,800	3,200	(1)	—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	6,000	9,000	(2)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	10,400	(3)	$281,320	n/a	n/a

	Option Awards						Stock Awards
										Equity Incentive
										Plan Awards:	Equity Incentive
				Equity Incentive						Number of	Plan Awards:
				Plan Awards:					Market	Unearned	Market or
	Number of	Number of		Number			Number		Value	Shares,	Payout Value
	Securities	Securities		of Securties			of Shares		of Shares	Units or	of Unearned
	Underlying	Underlying		Underlying			or Units		or Units	Other	Shares, Units
	Unexercised	Unexercised		Unexercised	Option		of Stock		of Stock	Rights That	or Other Rights
	Options	Options		Unearned	Exercise	Option	That Have		That Have	Have Not	That Have
	Exercisable	Unexercisable		Options	Price	Expiration	Not Vested		Not Vested	Vested	Not Vested
Name	(#)	(#)		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

	n/a	n/a		n/a	n/a	n/a	7,500	(4)	$202,875	n/a	n/a
Gerard Nadeau, EVP	4,900	—		—	$20.13	12/19/2011	n/a		n/a	n/a	n/a
	7,500			—	$28.90	12/14/2012	n/a		n/a	n/a	n/a
	4,375	—		—	$23.47	12/19/2012	n/a		n/a	n/a	n/a
	3,850	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	6,500	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	3,000	2,000	(1)	—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	6,000	4,000	(5)	—	$29.39	7/19/2017	n/a		n/a	n/a	n/a
	6,000	9,000	(2)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	10,400	(3)	$281,320	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	7,500	(4)	$202,875	n/a	n/a
Edward H. Seksay, General Counsel	7,500			—	$28.90	12/14/2012	n/a		n/a	n/a	n/a
	8,725	—		—	$23.47	12/19/2012	n/a		n/a	n/a	n/a
	7,275	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	7,500	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	3,000	2,000	(1)	—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	4,000	6,000	(2)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	5,600	(3)	$151,480	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	4,000	(4)	$108,200	n/a	n/a

(1)	These options vest evenly over a five-year period, with one-fifth of each grant vesting on each of February 15, 2008, 2009, 2010, 2011, and 2012.

(2)	These options vest evenly over a five-year period, with one-fifth of the grant vesting on each of February 14, 2009, 2010, 2011, 2012, and 2013.

(3)	These stock awards vest evenly over a five-year period, with one-fifth of the grant vesting on each of May 21, 2010, 2011, 2012, 2013, and 2014.

(4)	These stock awards vest evenly over a three-year period, with one-third of the grant vesting on each of February 25, 2011, 2012 and 2013.

(5)	These options vest evenly over a five-year period, with one-fifth of the grant vesting on each of July 19, 2008, 2009, 2010, 2011 and 2012.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized thereon.

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized	Number of Shares	Value Realized
	Exercise	Upon Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(b)	(e)

Christopher Oddleifson, CEO	—	$—	6,600	$162,162
Denis K. Sheahan, CFO	7,000	$111,431	2,600	$63,882
Jane L. Lundquist, EVP	—	$—	2,600	$63,882
Gerard F. Nadeau, EVP	4,675	$56,421	2,600	$63,882
Edward H. Seksay, General Counsel	—	$—	1,400	$34,398

PENSION BENEFITS

The following table provides details of the present value of the accumulated benefit and years of credited service for the named executive officers and under the Company’s qualified and non-qualified retirement programs.

The Rockland Trust SERP Participation Agreements provide for an annual benefit payable at age 65 to the executive upon termination of employment at age 62 or later. Should the executive terminate employment prior to age 62, the benefit is prorated based on the executive’s benefit service as of employment termination relative to the executive’s projected benefit service at age 65. The accumulated benefit shown in the table has been calculated assuming the executive terminated employment as of the date of disclosure. The present value of accumulated benefit has been calculated assuming the executive will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable as a life annuity. The assumptions used for the Rockland SERP are those required under GAAP, including a discount rate of 5.54% and post-retirement mortality according to the RP2000 Annuity Mortality Table. The discount rate used for computing the Defined Benefit Plan present value of accumulated benefit is 5.54%.

		Number of Years	Present Value of	Payments During
	Plan	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Christopher Oddleifson CEO	Defined Benefit Plan	2.417	53,000	—
	Rockland SERP	6.917	1,025,335	—
Denis K. Sheahan CFO	Defined Benefit Plan	8.917	130,000	—
	Rockland SERP	14.417	471,830	—
Gerard F. Nadeau EVP	Defined Benefit Plan	22.500	363,000	—
	Rockland SERP	26.500	656,192	—
Jane L. Lundquist EVP	Defined Benefit Plan	0.917	27,000	—
	Rockland SERP	5.750	224,873	—
Edward H. Seksay General Counsel	Defined Benefit Plan	4.917	105,000	—
	Rockland SERP	9.417	322,863	—

Deferred Compensation

Rockland Trust does not sponsor deferred compensation programs for its executives. A table regarding nonqualified deferred compensation is therefore omitted.

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of January 31, 2011, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and all executive officers of the Company as a group:

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class(1)

BlackRock, Inc. Park Avenue Plaza 55 East 52nd Street New York, NY 10055	1,739,150	(2)	8.20%
Donna L. Abelli	9,945		**
Richard S. Anderson	44,016		**
William P. Bissonnette	18,782	(3)	**
Benjamin A. Gilmore, II	19,684	(4)	**
Kevin J. Jones	106,083	(5)	**
Jane L. Lundquist	78,577		**
Eileen C. Miskell	24,851	(6)	**
Gerard Nadeau	73,458	(7)	**
Daniel F. O’Brien	22,458		**
Christopher Oddleifson	242,700		1.13%
Carl Ribeiro	19,731	(8)	**
Edward H. Seksay	51,620		**
Richard H. Sgarzi	120,962		**
Denis K. Sheahan	120,813	(9)	**
John H. Spurr, Jr.	342,396	(10)	1.61%
Robert D. Sullivan	30,636	(11)	**
Brian S. Tedeschi	46,217		**
Thomas J. Teuten	325,042	(12)	1.53%
Thomas R. Venables	78,142	(13)	**
Directors and executive officers as a group (21 Individuals)	1,605,498	(14)	7.36%

**	less than one percent

(1)	Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Exchange Act as of January 31, 2011. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has, or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of common stock, which are subject to stock options exercisable within 60 days of January 31, 2011, are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding common stock owned by such person. See section entitled “Executive Officer Information.”

(2)	Shares owned as of December 31, 2010, based upon public filings with the SEC.

(3)	Includes 3,618 shares owned jointly by Mr. Bissonnette and his spouse in broker name.

(4)	Includes 943 shares owned by Mr. Gilmore and his spouse, jointly, and 698 shares owned by his wife, individually. Mr. Gilmore shares voting and investment power with respect to such shares.

(5)	Includes 8,399 shares owned by Mr. Jones’ wife, individually, 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Brian Jones Irrevocable Trust; 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Mark Jones Irrevocable Trust, and 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Sean Jones Irrevocable Trust; 5,000 shares owned by Plumbers’ Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares

(6)	Includes 7,605 shares owned jointly by Ms. Miskell and her spouse in broker name, and 3,232 shares owned by The Wood Lumber Company in broker name, of which Ms. Miskell is Treasurer. Ms. Miskell shares voting and investment power with respect to such shares

(7)	Includes 800 shares owned jointly by Mr. Nadeau and his spouse in broker name and 354 shares owned by children on which Mr. Nadeau has custodial powers.

(8)	Includes 3,706 shares held in broker name for benefit of Mr. Ribeiro’s spouse.

(9)	Includes 15,155 shares owned jointly by Mr. Sheahan and his spouse in broker name, includes 1,310 shares held in Mr. Sheahan’s name as custodian for his children.

(10)	Includes 12,995 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 1,904 shares held in the name of John H. Spurr, Jr. Trust, on which Mr. Spurr is a Trustee and Life Beneficiary. Includes 663 shares owned by Mr. Spurr’s wife, individually, and 300,613 shares owned of record by A. W. Perry Security Corporation, of which Mr. Spurr is President.

(11)	Includes 4,333 shares owned jointly by Mr. Sullivan and his spouse in broker name and includes 18,339 shares held in various trusts, as to which Mr. Sullivan is a trustee and, as such, has voting and investment power with respect to such shares.

(12)	Includes 13,870 shares held in broker name for benefit of spouse and 300,613 shares owned of record by A.W. Perry Security Corporation of which Mr. Teuten is Chairman of the Board. Mr. Teuten shares investment and voting power with respect to such shares.

(13)	Includes 38,265 shares owned jointly by Mr. Venables and his spouse in broker name.

(14)	This total has been adjusted to eliminate any double counting of shares beneficially owned by more than one member of the group and includes a total of 547,002 shares which the group has a right to acquire within 60 days of January 31, 2011 through the exercise of stock options granted pursuant to the Company’s Stock Plans.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and holders of 10% or more of the Company’s common stock, to file reports on Forms 3, 4, and 5 with the SEC to indicate ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of those reports. Based solely upon a review of the copies of those reports and any amendments thereto, the Company believes that during the year ending December 31, 2010 filing requirements under Section 16(a) were complied with in a timely fashion, except for:

On August 5, 2009, Director Benjamin A. Gilmore, made an optional cash purchase through the Company’s Dividend Reinvestment Plan of 46 shares of the Company’s common stock. The Form 4 reporting this transaction, however, was not filed until June 10, 2010.

On November 2, 2010, Gerard F. Nadeau, an executive officer, sold 1,000 shares of the Company’s common stock. The Form 4 reporting this transaction, however, was not filed under November 8, 2010.

Solicitation of Proxies and Expenses of Solicitation

The proxy form accompanying this proxy statement is solicited by the Board of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $8,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Annex A

INDEPENDENT BANK CORP.
AMENDED AND RESTATED 2005 EMPLOYEE STOCK PLAN

As Approved by the Board of Directors on February 10, 2005
and March 17, 2011

1.	Purpose.

The purpose of this plan (the “Plan”) is to secure for Independent Bank Corp. (the “Company”) and its shareholders the benefits arising from common stock ownership by employees of the Company and its subsidiary corporations who are expected to contribute to the Company’s future growth and success through the granting of stock options or Restricted Stock Awards (as defined below). Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.	Type of Options and Administration.

(a) Types of Options.

Options granted pursuant to the Plan may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code (“Non-Statutory Options”). All options shall be separately designated Incentive Stock Options or Non-Statutory Options at the time of grant, and in such form as issued pursuant to Section 5, and as separate certificate or certificates will be issued for shares purchased on exercise of each type of option.

(b)	Administration.

(i) The Plan will be administered by the Board of Directors of the Company (the “Board of Directors”), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company’s Common Stock (“Common Stock”) and issue shares upon exercise of such options as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements (each an “Option Agreement”) representing options issued hereunder and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option Agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Restricted Stock Agreement (as defined below) in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

(ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, subject to such resolutions as may be adopted from time to time by the Board of Directors not inconsistent with the provisions of the Plan, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee. Such Committee, if so appointed, shall consist of two or more Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 (as defined below). The foregoing notwithstanding, the Board of Directors may abolish such Committee at any time and re-vest in the Board of Directors the administration of the Plan.

(c) Applicability of Rule 16b-3.

Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3.	Eligibility.

(a) General.

Options and Restricted Stock Awards may be granted to persons who are, at the time of grant, employees of the Company or any of its direct or indirect subsidiaries. A person who has been granted an option or Restricted Stock Award may, if he or she is otherwise eligible, be granted additional options or Restricted Stock Awards if the Board of Directors shall so determine. Options or Restricted Stock Awards may be granted separately or in any combination to any individual eligible under the Plan.

(b) Grant of Options to Officers.

The selection of an officer (as the term “officer” is defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined in advance of any grant thereof either (i) by the Board of Directors, or (ii) by the Committee, if so appointed.

4.	Stock Subject to Plan.

Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 1,650,000 shares. Such shares may be authorized but unissued shares, reacquired shares, shares acquired in the open market specifically for distribution under the Plan, or any combination thereof. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall not be available for subsequent option grants under the Plan.

The number of shares of Common Stock for which options may be granted under the Plan in any single fiscal year of the Company to any participant in the Plan shall not exceed 75,000 shares. Such limitation shall be construed and applied consistently with Section 162(m) of the Code. For purposes of the foregoing limitation, if any option granted under the Plan is cancelled, the cancelled option shall continue to be counted against such individual limit. If after grant, the purchase price of an option granted under the Plan is modified, the transaction shall be treated as the cancellation of the option and grant of a new option; in any such case, both the option that is deemed to be cancelled and the option that is deemed to be granted shall be counted against such individual limit.

5.	Forms of Option Agreements.

As a condition to the grant of an option under the Plan, each recipient of an option shall execute an Option Agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

6.	Purchase Price.

(a) General.

Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock on the date of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b). Notwithstanding the foregoing, the Board of Directors may grant an Incentive Stock Option with an exercise price lower than that set forth above if such option is granted as part of a transaction to which Section 424(a) of the Code applies. Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board of Directors, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (“NASDAQ”), the highest and lowest sales prices per share of the Common Stock for such date on the NASDAQ or (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 6(a) for the date as of which fair market value is to be determined, the Board of Directors shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(b) Payment of Purchase Price.

Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable Option Agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value per share of any shares of the Company’s Common Stock which may be delivered upon exercise of an option shall be the fair market value as determined in accordance with the provisions of Section 6(a) above for the day immediately preceding the date of delivery of the purchase price to the Company. The fair market value of any other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.	Option Period.

Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.	Exercise of Options.

Each option granted hereunder may be exercisable as determined by the Board of Directors, which terms shall be set forth in the applicable Option Agreement and shall otherwise be in accordance with the provisions of the Plan.

9.	Nontransferability of Options.

Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred (a) pursuant to a qualified domestic relations order (as defined in Rule 16b-3), (b) by will or the laws of intestacy, or (c) to any member of the optionee’s Family (as defined herein). “Family” shall mean an optionee’s spouse and lineal descendants by birth or adoption and trusts for the exclusive benefit of the optionee and/or the foregoing individuals.

10.	Effect of Termination of Employment or Other Relationship.

Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee’s employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the applicable Option Agreement.

11.	Incentive Stock Options.

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

(a) Reference to Incentive Stock Options.

The applicable Option Agreement covering any Incentive Stock Options granted under the Plan shall, at the time of grant, indicate that Incentive Stock Options are being granted thereby.

(b) 10% Shareholder.

If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

(ii) the option exercise period shall not exceed five years from the date of grant.

To the extent required by applicable law, the provisions of this Section 11(b) shall also apply to the grant of a Non-Statutory Option granted to the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code).

(c) Dollar Limitation.

For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. The balance of any options granted hereunder which do not constitute Incentive Stock Options by reason of the foregoing, shall be Non-Statutory Options.

(d) Termination of Employment, Death or Disability.

No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

(i) an Incentive Stock Option may be exercised, to the extent exercisable by the optionee on the date the optionee ceases to be an employee of the Company, within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option Agreement), provided, that the applicable Option Agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Option under the Plan;

(ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, an Incentive Stock Option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time after his death to the expiration date of such Incentive Stock Option to the extent such Incentive Stock Option was exercisable by the optionee at the time of his death (or within such lesser period as may be specified in the applicable Option Agreement); and

(iii) if the optionee becomes disabled (within the meaning of Section 22(e) (3) of the Code or any successor provision thereto) while in the employ of the Company, an Incentive Stock Option may be exercised, to the extent exercisable by the optionee on the date the optionee ceases to be an employee by reason of such disability, within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement).

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h)(1) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no option issued pursuant to the Plan, including no Incentive Stock Option, may be exercised after its expiration date.

12.	Restricted Stock Awards.

(a) General.

Employees may be granted rights to purchase Restricted Shares (as defined below) of Common Stock (“Restricted Stock Awards”) pursuant to a restricted stock purchase agreement (“Restricted Stock Agreement”), either alone, in addition to, or in tandem with options granted under the Plan and/or other benefits or awards made outside of the Plan. After the Board of Directors determines that it will offer a Restricted Stock Award under the Plan, the Company shall advise the employee in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock subject to the Restricted Stock Award, the purchase price and the terms and conditions of Repurchase Right (as defined below) applicable thereto, and the time within which such employee must accept such offer. Each Restricted Stock Award, and the acceptance of the terms thereof by the Company and the employee, shall be evidenced by a Restricted Stock Agreement. Each Restricted Stock Agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors, in its sole discretion. Restricted Stock Awards may be granted as Time Vesting Restricted Stock Awards (as defined below) or Performance Vesting Restricted Stock Awards (as defined below).

(b) Time Vesting Restricted Stock Awards.

The Board of Directors or the Committee, if so appointed, may provide that shares of Common Stock issued to an employee in connection with a Restricted Stock Award shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except as set forth in the Plan, for such period beginning on the date on which such Restricted Stock Award is granted and ending on the date that is the third anniversary of such grant, or for any greater period of time as the Board of Directors or the Committee, if so appointed, shall determine (the “Time Vesting Restricted Period”). Restricted Stock Awards that contain the restrictions set forth in this Section 12(b) of the Plan are referred to as “Time Vesting Restricted Stock Awards”.

(c) Performance Vesting Restricted Stock Awards.

The Board of Directors, or the Committee, if so appointed, may provide that shares of Common Stock issued to an employee in connection with a Restricted Stock Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except as set forth in the Plan, for such period beginning on the date on which such Restricted Stock Award is granted and ending on the date that is the first anniversary of such grant, or for any greater period of time as the Board of Directors or the Committee, if so appointed, shall determine (the “Performance Vesting Restricted Period”) and that the Performance Vesting Restricted Period applicable to such Restricted Stock Award shall lapse (if at all) only if certain preestablished objectives are attained. Performance goals may be based on any of the following criteria: (i) earnings or earnings per share, (ii) return on equity, (iii) return on assets, (iv) revenues, (v) expenses, (vi) one or more operating ratios, (vii) stock price, (viii) shareholder return, (ix) market share, (x) charge-offs, (xi) credit quality, (xii) reductions in non-performing assets, (xiii) customer satisfaction measures, (xiv) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, (xv) cash flow, (xvi) division, department, unit or group performance, (xvii) business plan performance, (xviii) product performance and (xix) such other restrictions and conditions as the Board of Directors, or the Committee, if so appointed, deems appropriate (collectively, the “Performance Objectives”). The Board of Directors or the Committee, if so appointed, shall establish one or more Performance Objective goals for each such Restricted Stock Award on the date of grant. The Performance Objective goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit. The Performance Objective goals may include positive results, maintaining the status quo, or limiting economic losses. The Board of Directors or the Committee, if so appointed, shall determine whether such Performance Objective goals are attained and such determination shall be final and conclusive. In the event that the Performance Objective goals are not met, such Restricted Stock shall be forfeited and transferred to, and reacquired by, the Company at no cost to the Company. Restricted Stock Awards that only contain the restrictions set forth in this Section 12(c) of the Plan are referred to as “Performance Vesting Restricted Stock Awards”. Performance Vesting Restricted Stock Awards are intended to qualify as performance-based for the purposes of Section 162(m) of the Code.

13.	Repurchase Rights and Restricted Shares.

(a) Each Option Agreement may, and, unless the Board of Directors determines otherwise, each Restricted Stock Agreement shall, grant the Company a right of repurchase (“Repurchase Right”) exercisable upon the termination of the employee’s continuous employment with the Company for any reason (including death or disability) or upon the failure to satisfy any Performance Objective goals or other conditions specified in the applicable Option Agreement or Restricted Stock Agreement. The Repurchase Right shall lapse upon such conditions or at such rate as the Board of Directors may determine and as shall be set forth in the applicable Option Agreement or Restricted Stock Agreement. Shares of Common Stock issued pursuant to exercise of an Option Agreement or a Restricted Stock Award and subject to a Repurchase Right (the “Restricted Shares”) may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Board of Directors and set forth in the applicable Option Agreement or Restricted Stock Agreement. Any attempt to dispose of Restricted Shares in contravention of the Repurchase Right shall be null and void and without effect.

(b) The per share purchase price for Restricted Shares repurchased pursuant to a Repurchase Right shall be the purchase price paid by the employee for such Restricted Shares, and may be paid by cancellation of any indebtedness of the employee to the Company. Notwithstanding the foregoing, the applicable Option Agreement or Restricted Stock Agreement may provide that the per share purchase price for Restricted Shares repurchased pursuant to a Repurchase Right shall be less than the purchase price for such shares if the employee’s continuous employment is terminated by the Company or an affiliate for Cause (as defined in the applicable Option Agreement or Restricted Stock Agreement).

(c) Each certificate for Restricted Shares shall bear an appropriate legend referring to the Repurchase Right, together with any other applicable legends, and, upon issuance, shall be deposited by the shareholder with the Company together with a stock power and such other instruments of transfer as may be reasonably requested by the Company, duly endorsed in blank, if appropriate; provided, however, that the failure of the Company or its transfer agent to place such a legend on a certificate for Restricted Shares shall have no effect on the Repurchase Right applicable to such shares. If the Company does not exercise the Repurchase Right within the time and in the manner specified in the applicable Option Agreement or Restricted Stock Agreement, such Repurchase Right shall terminate and be of no further force and effect.

(d) The Board of Directors may, in its sole discretion, waive the Company’s Repurchase Right applicable to any Restricted Shares. Such waiver shall result in the immediate vesting of the employee’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the termination of the Participant’s continuous Status as an employee of the Company or the attainment or non-attainment of the applicable conditions.

14.	Additional Provisions.

(a) Additional Option Provisions.

The Board of Directors may, in its sole discretion, include additional provisions in any Option Agreements covering options granted under the Plan, including without limitation restrictions on transfer, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(b) Acceleration, Extension, Etc.

The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

(c) Repricing.

The Board of Directors or the Committee, if so appointed, shall not, without further approval of the shareholders of the Company, (i) authorize the amendment of any outstanding Option Agreement or Restricted Stock Agreement to reduce the exercise price of the option or Restricted Stock Award evidenced thereby or (ii) issue a replacement Option Agreement or Restricted Stock Agreement upon the surrender and cancellation of a previously granted Option Agreement or Restricted Stock Agreement for the purpose of reducing the exercise price of the option or Restricted Stock Award evidenced thereby. Nothing contained in this section shall affect the Committee’s right to make the adjustment permitted under Section 17.

15.	General Restrictions.

(a) Investment Representations.

The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

(b) Compliance With Securities Laws.

Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16.	Rights as a Shareholder.

The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

The holder of a Restricted Stock Award shall have any and all right of a shareholder with respect to the shares covered by such Restricted Stock Award, subject to the restrictions set forth in this Plan and the Restricted Stock Agreement under which it was granted. Such rights include, without limitation, any rights to receive dividends or non-cash distribution with respect to such shares and the right to vote such shares at any meeting of the Company’s shareholders.

17.	Adjustment Provisions for Recapitalizations and Related Transactions.

(a) General.

If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the number and kind of shares or other securities subject to any then outstanding options under the Plan, (3) the price for each share subject to any then outstanding options under the Plan, and (4) the individual limit set forth in Section 4, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 17 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

(b) Board Authority to Make Adjustments.

Any adjustments under this Section 17 shall be made by the Board of Directors, whose determination as to such adjustments, if any, shall be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

18.	Merger, Consolidation, Asset Sale, Liquidation, etc.

(a) General.

In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price), and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

(b) Substitute Options.

The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The substitute options may be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

19.	No Special Employment Rights.

Nothing contained in the Plan or in any Option Agreement or Restricted Stock Agreement shall confer upon any individual any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

20.	Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

21.	Amendment of the Plan.

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, under Rule 16b-3, or under National Association of Securities Dealers Rule 4350(i)(1)(A), the Board of Directors may not effect such modification or amendment without such approval.

(b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding Option Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding Option Agreement to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

(c) Notwithstanding any other provisions of this Plan, the Board of Directors may not materially alter the Plan without shareholder approval, including by increasing the benefits accrued to participants under the Plan; increasing the number of securities which may be issued under the Plan; modifying the requirements for participation under the Plan; or including a provisions allowing the Board of Directors to lapse or waive restrictions contained in the Plan at its discretion.

22.	Withholding.

(a) The Company shall deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined in accordance with provisions of Section 6(a) hereof as of the day immediately preceding the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 22(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

23.	Cancellation and New Grant of Options, Etc.

Subject to Section 14(c) of this Plan, the Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

24.	Effective Date and Duration of the Plan.

(a) Effective Date.

The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board of Directors’ adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 21) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of the Board of Directors’ adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination.

Unless sooner terminated in accordance with Section 18, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

Parent of Rockland Trust

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of
the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/INDB • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees for Class III Directors listed, FOR Proposals 2 - 4, and for 3 YRS for Proposal 5.

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1.	Reelect the following Class III Directors:	For	Withhold				For	Withhold		For	Withhold
	01 - William P. Bissonnette	☐	☐	02 - Daniel F. O’Brien			☐	☐	03 - Christopher Oddleifson	☐	☐

	04 - Robert D. Sullivan	☐	☐	05 - Brian S. Tedeschi			☐	☐
				For	Against	Abstain					For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.			☐	☐	☐	3.	Add 850,000 shares of our common stock to the shares which may be issued pursuant to our 2005 Employee Stock Plan.			☐	☐	☐
										1 Yr	2 Yrs	3 Yrs	Abstain
4.	Approve, on an advisory basis, of the compensation of our named executive officers.			☐	☐	☐	5.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.		☐	☐	☐	☐

6.	Transact any other business which may properly come before the annual meeting.

B Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Parent of Rockland Trust

Proxy — INDEPENDENT BANK CORP.
THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS
The undersigned shareholder, having received a Notice of Meeting and Proxy Statement of the Board of Directors (hereinafter the “Proxy Statement”), hereby appoint(s) Linda M. Campion and Tara M. Villanova, or any one or more of them, attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Independent Bank Corp. to be held at the Holiday Inn - Rockland - Boston South, 929 Hingham Street, Rockland, Massachusetts on Thursday, May 19, 2011 at 10:00 a.m., local time, and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act in accordance with any voting instructions provided. Attendance at the Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall, prior to the voting of shares, give written notice to the Clerk of the Company of his or her intention to vote in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed in that capacity.
The undersigned hereby confer(s) upon Linda M. Campion and Tara M. Villanova, and each of them, discretionary authority to vote (a) on any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity, or other unforeseen emergency.
YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS FORM WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4, FOR 3 YEARS UNDER PROPOSAL 5, AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE